Exhibit 10.52

EXECUTION VERSION

Deal CUSIP 46635MAG2
Facility CUSIP 46635MAH0

CREDIT AGREEMENT

DATED AS OF FEBRUARY 20, 2015

AMONG

JACK HENRY & ASSOCIATES, INC., BORROWER,

CERTAIN LENDERS,

U.S. BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT, LC ISSUER AND SWING LINE LENDER,

REGIONS BANK and SUNTRUST BANK,
AS CO-SYNDICATION AGENTS

and

U.S. BANK NATIONAL ASSOCIATION,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK and
SUNTRUST ROBINSON HUMPHREY, INC.
AS JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS

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3.1 Yield Protection	36
3.2 Changes in Capital Adequacy Regulations	36
3.3 Availability of Types of Advances; Adequacy of Interest Rate	37
3.4 Funding Indemnification	37
3.5 Taxes	37
3.6 Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity	40

ARTICLE IV CONDITIONS PRECEDENT	40

4.1 Initial Credit Extension	40
4.2 Each Credit Extension	42

ARTICLE V REPRESENTATIONS AND WARRANTIES	42

5.1 Existence and Standing	42
5.2 Authorization and Validity	43
5.3 No Conflict; Government Consent	43
5.4 Financial Statements	43
5.5 Material Adverse Change	43
5.6 Taxes	43
5.7 Litigation and Contingent Obligations	43
5.8 Subsidiaries	44
5.9 ERISA	44
5.10 Accuracy of Information	44
5.11 Regulation U	44
5.12 Material Agreements	44
5.13 Compliance With Laws	44
5.14 Ownership of Properties	44
5.15 Plan Assets; Prohibited Transactions	44
5.16 Environmental Matters	45
5.17 Investment Company Act	45
5.18 Insurance	45
5.19 Solvency	45
5.20 No Default	45
5.21 Anti-Corruption Laws; Sanctions; OFAC; PATRIOT Act	45

ARTICLE VI COVENANTS	46

6.1 Financial Reporting	46
6.2 Use of Proceeds	47
6.3 Notice of Material Events	47
6.4 Conduct of Business	48
6.5 Taxes	48
6.6 Insurance	48

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6.7 Compliance with Laws and Material Contractual Obligations	48
6.8 Maintenance of Properties	48
6.9 Books and Records; Inspection	48
6.10 Payment Obligations	49
6.11 Indebtedness	49
6.12 Merger	50
6.13 Sale of Assets	50
6.14 Investments	50
6.15 Acquisitions	51
6.16 Liens	51
6.17 Affiliates	51
6.18 Subordinated Indebtedness	51
6.19 Sale and Leaseback Transactions	51
6.20 Restricted Actions	52
6.21 Restricted Payments	52
6.22 Financial Covenants	52
6.23 Further Assurances	53
6.24 Negative Pledges	53
6.25 OFAC, PATRIOT Act Compliance	53

ARTICLE VII EVENTS OF DEFAULT	53

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	55

8.1 Acceleration; Remedies	55
8.2 Application of Funds	56
8.3 Amendments	57
8.4 Preservation of Rights	57

ARTICLE IX GENERAL PROVISIONS	58

9.1 Survival of Representations	58
9.2 Governmental Regulation	58
9.3 Headings	58
9.4 Entire Agreement	58
9.5 Several Obligations; Benefits of this Agreement	58
9.6 Expenses; Indemnification	58
9.7 Numbers of Documents	59
9.8 Accounting	59
9.9 Severability of Provisions	59
9.10 Nonliability of Lenders	60
9.11 Confidentiality	60
9.12 Nonreliance	60
9.13 Disclosure	60

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9.14 PATRIOT ACT Notification	60

ARTICLE X ADMINISTRATIVE AGENT	61

10.1 Appointment; Nature of Relationship	61
10.2 Powers	61
10.3 General Immunity	61
10.4 No Responsibility for Loans, Recitals, etc.	61
10.5 Action on Instructions of Lenders	61
10.6 Employment of Administrative Agents and Counsel	62
10.7 Reliance on Documents; Counsel	62
10.8 Administrative Agent's Reimbursement and Indemnification	62
10.9 Notice of Event of Default	62
10.10 Rights as a Lender	63
10.11 Lender Credit Decision, Legal Representation	63
10.12 Successor Administrative Agent	63
10.13 Administrative Agent and Joint Lead Arrangers Fees	64
10.14 Delegation to Affiliates	64
10.15 Co-Syndication Agents	64
10.16 No Advisory or Fiduciary Responsibility	64

ARTICLE XI SETOFF; RATABLE PAYMENTS	65

11.1 Setoff	65
11.2 Ratable Payments	65

ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	65

12.1 Successors and Assigns	65
12.2 Participations	66
12.3 Assignments	67

ARTICLE XIII NOTICES	68

13.1 Notices; Effectiveness; Electronic Communication	68

ARTICLE XIV COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	69

14.1 Counterparts; Effectiveness	69
14.2 Electronic Execution of Assignments	69

ARTICLE XV CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	69

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15.1 CHOICE OF LAW	69
15.2 CONSENT TO JURISDICTION	70
15.3 WAIVER OF JURY TRIAL	70

Schedules

2.1    Commitments
2.8    Authorized Officers
5.8    Subsidiaries
5.14    Properties
6.11    Indebtedness
6.14    Investments
6.16    Liens

Exhibits

A    Form of Compliance Certificate
B    Form of Assignment
C    Form of Borrowing Notice
D    Form of Note

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CREDIT AGREEMENT
This Credit Agreement (this “Agreement”), dated as of February 20, 2015, is among JACK HENRY & ASSOCIATES, INC., a Delaware corporation, as Borrower, Lenders and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent, LC Issuer and Swing Line Lender. The parties hereto agree as follows:

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ARTICLE I
DEFINITIONS

1.1    Definitions.
As used in this Agreement:
“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
“Administrative Agent” means U.S. Bank in its capacity as contractual representative of Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.
“Advance” means a borrowing hereunder, (i) made by some or all of Lenders on the same Borrowing Date, or (ii) converted or continued by Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurocurrency Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.
“Affected Lender” is defined in Section 2.20.
“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, including, without limitation, such Person’s Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
“Aggregate Commitment” means the aggregate of the Commitments of all Lenders, as reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $300,000,000.
“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all Lenders.
“Agreement” means this Credit Agreement, as it may be amended or modified and in effect from time to time.

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“Alternate Base Rate” means, for any day, an annual interest rate equal to the highest of (i) the Prime Rate for such day, (ii) the sum of the Federal Funds Effective Rate for such day plus 0.50% and (iii) the Eurocurrency Rate (without giving effect to the Applicable Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) for Dollars plus 1.00%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Fee Rate” means, at any time, the annual percentage rate at which commitment fees are accruing on the Available Aggregate Commitment at such time as set forth in the pricing grid in the definition of Applicable Margin below.
“Applicable Margin” means the annual rate shown in the applicable column below based on the applicable Leverage Ratio:

Level	If the Consolidated Leverage Ratio is, then	Applicable Margin for Base Rate Loans is	Applicable Margin for Eurocurrency Loans is	Applicable Fee Rate is

1	> 2.5 to 1.0	0.750%	1.750%	0.275%

2	> 2.0 to 1.0 but ≤ 2.5 to 1.0	0.500%	1.500%	0.225%

3	> 1.5 to 1.0 but ≤ 2.0 to 1.0	0.250%	1.250%	0.175%

4	> 1.0 to 1.0 but ≤ 1.5 to 1.0	0.125%	1.125%	0.150%

5	≤ 1.0 to 1.0	0.000%	1.000%	0.125%

The Applicable Margin and Applicable Fee Rate shall be determined by Administrative Agent in accordance with the foregoing table based on the Leverage Ratio, as of the end of the most recently ended Fiscal Quarter for which Financials have been delivered by Borrower to Administrative Agent and Lenders. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective from and after the first day of the first Fiscal Month immediately following the date on which the delivery of such Financials is required until the first day of the first Fiscal Month immediately following the next such date on which delivery of such Financials of Borrower and its Subsidiaries is so required. If Borrower fails to deliver the Financials to Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered. Notwithstanding the foregoing, Level 5 shall be deemed to be applicable until Administrative Agent’s receipt of the applicable Financials for Borrower’s first Fiscal Quarter ending after the Effective Date, and adjustments to the Level then in effect shall thereafter be effected in accordance with the preceding foregoing table.

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“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Article” means an article of this Agreement unless another document is specifically referenced.
“Assignment” is defined in Section 2.20.
“Augmenting Lender” is defined in Section 2.26.
“Authorized Officer” means any person identifying himself or herself as one of the individuals listed on Schedule 2.8. Borrower may at any time amend, modify or supplement Schedule 2.8 by notifying Administrative Agent in writing of any changes thereto.
“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.
“Base Rate” means, for any day, an annual rate equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.
“Base Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Base Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Base Rate.
“Borrower” means Jack Henry & Associates, Inc., a Delaware corporation, its successors and assigns.
“Borrowing Date” means a date on which an Advance is made or a Facility LC is issued hereunder.
“Borrowing Notice” is defined in Section 2.8.
“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurocurrency Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Minneapolis, Minnesota and London, England for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Borrower and its Subsidiaries prepared in accordance with GAAP.
“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

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“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateralize” means to deposit in the Facility LC Collateral Account or to pledge and deposit with or deliver to Administrative Agent, for the benefit of one or more of LC Issuer or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if Administrative Agent and LC Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to Administrative Agent and LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalent Investments” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of any (i) United States commercial bank of recognized standing having capital and surplus in excess of $150,000,000 or (ii) bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody's is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation with a short term rating of A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within 364 days of the date of acquisition, (d) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) Investments, classified in accordance with GAAP as current assets of Borrower or its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by financial institutions that have one of the two highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments (i) in corporate obligations having a remaining maturity of less than two years, issued by corporations having outstanding comparable obligations that are rated in the two highest categories of Moody's and S&P or no lower than the two highest long term debt ratings categories of either Moody's or S&P or (ii) of the character, quality and maturity described in clauses (a)-(e) of this definition and (g) corporate investment grade debt securities rated BBB+ or better by S&P and Baal or better by Moody's and maturing within 364 days of the date of acquisition.
“Cash Management Services” means any banking services that are provided to Borrower or any Subsidiary by Administrative Agent, LC Issuer or any other Lender or any Affiliate of any of the foregoing, including without limitation: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) stored value cards, (f) automated clearing house or wire transfer services, or (g) treasury management, including controlled disbursement, consolidated account, lockbox, overdraft, return items, sweep and interstate depository network services.
“Change in Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of “beneficial ownership” (within the meaning of Rule 13d-3 of the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting Capital Stock of Borrower on a fully diluted basis or (ii) within any 24-month period, occupation of

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a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (x) nominated by the board of directors of Borrower nor (y) appointed by directors so nominated.
“Change in Law” means the adoption of or change in any law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) or in the interpretation, promulgation, implementation or administration thereof by any Governmental or quasi-Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, including, notwithstanding the foregoing, all requests, rules, guidelines or directives (x) in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case of clauses (x) and (y), regardless of the date enacted, adopted, issued, promulgated or implemented, or compliance by any Lender or applicable Lending Installation or LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.
“Co-Syndication Agents” means Regions Bank and SunTrust Bank.
“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
“Collateral Shortfall Amount” is defined in Section 8.1(a).
“Commitment” means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of and Swing Line Loans made to, Borrower, in an amount not exceeding the amount set forth in Schedule 2.1, as it may be modified (i) pursuant to Section 2.7, (ii) as a result of any assignment that has become effective pursuant to Section 12.3(c) or (iii) otherwise from time to time pursuant to the terms hereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Consolidated Assets” means, at any time, the amount representing the assets of Borrower and its Subsidiaries that would appear on a consolidated balance sheet of Borrower and its Subsidiaries at such time prepared in accordance with GAAP.
“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash or accrued, (iii) depreciation, (iv) amortization, (v) the expensing, amortization or write off of fees and expenses incurred in connection with a Permitted Acquisition to the extent such fees or expenses were taken into account in computing such Consolidated Net Income, (vi) non-cash expenses related to stock based compensation and (vii) other non-cash expenses, charges or losses decreasing Consolidated Net Income for such period, minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), and (3) any cash payments made during such period in respect of items described in clauses (vi) or (vii) above subsequent to the Fiscal Quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for Borrower and its Subsidiaries on a consolidated basis.
“Consolidated Funded Indebtedness” means at any time the aggregate amount of Consolidated Indebtedness minus Net Mark-to-Market Exposure under Swap Obligations and the undrawn face amount of commercial Letters of Credit.

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“Consolidated Indebtedness” means at any time the Indebtedness of Borrower and its Subsidiaries calculated on a consolidated basis as of such time.
“Consolidated Interest Expense” means, with reference to any period, the interest expense of Borrower and its Subsidiaries calculated on a consolidated basis for such period (excluding any write off of deferred financing costs and amortization of debt discount and premium, but including the interest component under Capital Leases).
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of Borrower and its Subsidiaries (excluding extraordinary gains and losses) calculated on a consolidated basis for such period.
“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
“Credit Extension” means the making of an Advance or the issuance or Modification of a Facility LC hereunder.
“Daily Eurocurrency Base Rate” means, with respect to a Swing Line Loan, the greatest of (a) 0.0% or (b) the applicable interest settlement rate for deposits in Dollar LIBOR for one month appearing on the applicable Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on a Business Day; provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR (or any successor or substitute page) is not available to Administrative Agent for any reason, the applicable Daily Eurocurrency Base Rate for one month shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR for one month as reported by any other generally recognized financial information service selected by Administrative Agent as of 11:00 a.m. (London time) on a Business Day; provided that, if no such interest settlement rate is available to Administrative Agent, the applicable Daily Eurocurrency Base Rate for one month shall instead be the rate determined by Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) on a Business Day in the approximate amount of U.S. Bank’s relevant Swing Line Loan and having a maturity equal to one month. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Daily Eurocurrency Base Rate, such interest rate shall change as and when the Daily Eurocurrency Base Rate shall change.
“Daily Eurocurrency Loan” means a Swing Line Loan which, except as otherwise provided in Section 2.11, bears interest at the Daily Eurocurrency Rate.
“Daily Eurocurrency Rate” means, with respect to a Swing Line Loan, the sum of (a) the quotient of (i) the Daily Eurocurrency Base Rate, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin (which shall be with respect to Swing Line Loans, the Applicable Margin for Base Rate Loans).
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

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“Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (ii) pay to Administrative Agent, LC Issuer, Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Facility LCs or Swing Line Loans) within two (2) Business Days after the date when due, (b) has notified Borrower, Administrative Agent, LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower, to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (other than an Undisclosed Administration), including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to Borrower, LC Issuer, Swing Line Lender and each Lender.
“Dollar” and “$” means the lawful currency of the United States of America.
“Domestic Subsidiary” means a Subsidiary of Borrower incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied.
“Eligible Assignee” means any Person except a natural Person, Borrower, any of Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries; provided that such Person is in the business of making or purchasing commercial loans similar to the Loans.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) personal injury or property damage relating to the release or discharge of Hazardous Materials, (c) emissions, discharges or releases of pollutants, contaminants, hazardous

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substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Borrower or any ERISA Affiliate of any notice, concerning the imposition upon Borrower or any of its ERISA Affiliates of withdrawal liability under Section 4201 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Eurocurrency Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.
“Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the greatest of (i) 0.0% and (ii) the applicable interest settlement rate for deposits in Dollar LIBOR appearing on the applicable Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR (or any successor or substitute page) is not available to Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR as reported by any other generally recognized financial information service selected by Administrative Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if no such interest settlement rate is available to Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by Administrative Agent to be the rate at which U.S. Bank or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of U.S. Bank’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period.
“Eurocurrency Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurocurrency Rate.

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“Eurocurrency Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.
“Excluded Margin Stock” means any shares of capital stock of Borrower that constitute “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System and are held as treasury stock by Borrower.
“Event of Default” is defined in Article VII.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), including by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation, LC Issuer, and Administrative Agent, (i) Taxes imposed on its overall net income or profits, franchise Taxes, and branch profits Taxes imposed on it, by the respective jurisdiction under the laws of which such Lender, LC Issuer or Administrative Agent is incorporated or is organized or in which its principal executive office is located or, in the case of a Lender, in which such Lender’s applicable Lending Installation is located, (ii) in the case of a Non-U.S. Lender, any withholding tax that is imposed on amounts payable to such Non-U.S. Lender pursuant to the laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement or designates a new Lending Installation, except in each case to the extent that, pursuant to Section 3.5(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Installation, or is attributable to the Non-U.S. Lender’s failure to comply with Section 3.5(f), and (iii) any U.S. federal withholding taxes imposed by FATCA.
“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.
“Existing EFT Commerce Bank Facility” means Borrower's existing $5,000,000 EFT line of credit with Commerce Bank, N.A. which will remain in place after the execution of this Agreement.
“Extended Termination Date” is defined in Section 2.25(a).
“Extension” is defined in Section 2.25(a).
“Extension Amendments” is defined in Section 2.25(e).
“Extension Offer” is defined in Section 2.25(a).
“Facility LC” is defined in Section 2.19(a)
“Facility LC Application” is defined in Section 2.19(c).

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“Facility LC Collateral Account” is defined in Section 2.19(k).
“Facility Termination Date” means February 20, 2020 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.25 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.
“Federal Funds Effective Rate” means, for any day, an annual interest rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. on such day on such transactions received by Administrative Agent from three (3) Federal funds brokers of recognized standing selected by Administrative Agent in its sole discretion.
“Fee Letters” is defined in Section 10.13.
“Financials” means the annual or quarterly financial statements of Borrower delivered pursuant to Section 6.1(a) or (b).
“Fiscal Month” means a fiscal month of Borrower.
“Fiscal Quarter” means a fiscal quarter of Borrower.
“Fiscal Year” means a fiscal year of Borrower.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a jurisdiction not located in the United States of America.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to LC Issuer, such Defaulting Lender’s ratable share of the LC Obligations with respect to Facility LCs issued by LC Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to Swing Line Lender, such Defaulting Lender’s ratable share of outstanding Swing Line Loans made by Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, subject at all times to Section 9.8.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank) and any

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group or body charged with setting regulatory capital rules or standards (including, without limitation, the Bank for International Settlements or the Basel Committee on Banking Supervisory Practices or any successor or similar authority to any of the foregoing).
“Guarantor” means each Material Domestic Subsidiary that is a party to the Guaranty, either on the date hereof or pursuant to the terms of Section 6.23, and their respective successors and assigns.
“Guaranty” means the Guaranty dated as of February 20, 2015 executed by each Guarantor in favor of Administrative Agent, for the ratable benefit of Lenders, as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time pursuant to the terms hereof and thereof.
“Hazardous Material” means any explosive or radioactive substances or wastes, any hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and any other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highest Lawful Rate” means, on any day, the maximum non-usurious rate of interest permitted for that day by applicable federal or state law stated as an annual rate.
“Increasing Lender” is defined in Section 2.26.
“Indebtedness” of a Person means such Person’s (a) obligations for borrowed money (including the Obligations hereunder), (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade); provided, however, earn-out obligations incurred in connection with Acquisitions shall not be deemed to be “Indebtedness” unless such obligations remain unpaid more than 60 days after such obligations become payable, (c) Indebtedness of other Persons secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person; provided, however, that the amount of such Indebtedness shall be limited to lesser of the outstanding principal balance of such Indebtedness or the fair market value of the Property of such Person securing or supporting such Indebtedness, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations, (g) obligations as an account party with respect to standby Letters of Credit, (h) Contingent Obligations of such Person with respect to Indebtedness of another Person of the type specified in clauses (a) through (f) or (h) of this definition of "Indebtedness", and (h) Net Mark-to-Market Exposure under Swap Obligations, excluding any portion thereof which would be accounted for as interest expense under GAAP or that are with a Swap Counterparty.
“Indemnified Taxes” means Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, other than Excluded Taxes and Other Taxes.
“Interest Differential” is defined in Section 3.4.
“Interest Period” means, with respect to a Eurocurrency Advance, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one (1), two (2), three (3) or six (6) months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next

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succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.
“Investment” of a Person means (a) any loan, advance (other than commission, travel and similar advances to directors, officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and endorsements of checks for collection or deposit) or contribution of capital by such Person; (b) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities (including warrants or options to purchase securities) owned by such Person; (c) any deposit accounts and certificate of deposit owned by such Person; and (d) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
“Joint Lead Arrangers” mean U.S. Bank, Regions Capital Markets, a Division of Regions Bank and SunTrust Robinson Humphrey, Inc. and their successors, in their capacities as Joint Lead Arrangers and Joint Book Runners.
“LC Fee” is defined in Section 2.19(d).
“LC Issuer” means U.S. Bank (or any subsidiary or affiliate of U.S. Bank designated by U.S. Bank) in its capacity as issuer of Facility LCs hereunder.
“LC Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.
“LC Payment Date” is defined in Section 2.19(e).
“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term “Lenders” includes U.S. Bank in its capacity as Swing Line Lender and LC Issuer.
“Lending Installation” means, with respect to a Lender or Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or Administrative Agent listed on the signature pages hereof (in the case of Administrative Agent) or on its Administrative Questionnaire (in the case of a Lender) or otherwise selected by such Lender or Administrative Agent pursuant to Section 2.17.
“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
“Leverage Ratio” means, as of any date of calculation, the ratio of (a) Consolidated Funded Indebtedness outstanding on such date to (b) Consolidated EBITDA for Borrower’s then most-recently ended four (4) Fiscal Quarters.
“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
“Loan” means a Revolving Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the Facility LC Applications, the Guaranty, any Note or Notes executed by Borrower in connection with this Agreement and payable to a Lender, and any other

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document or agreement, now or in the future, executed by Borrower for the benefit of Administrative Agent or any Lender in connection with this Agreement.
“Loan Party” or “Loan Parties” means, individually or collectively, Borrower and Guarantors.
“Material Adverse Effect” means a material adverse effect on (i) the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower or any Guarantor to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of Administrative Agent, LC Issuer or Lenders under the Loan Documents.
“Material Domestic Subsidiary” means each Domestic Subsidiary (i) which, as of the most recently ended Fiscal Year for which Financials have been delivered pursuant to Section 6.1, contributed greater than 5% of Consolidated EBITDA for such Fiscal Year or (ii) which had Consolidated Assets greater than 5% of all Consolidated Assets as of the end of such Fiscal Year; provided that, if at any time the aggregate amount contributed to the Consolidated EBITDA by all Subsidiaries that are not Material Domestic Subsidiaries exceeds 5% of Consolidated EBITDA for any such Fiscal Year, or Consolidated Assets of all Subsidiaries that are not Material Domestic Subsidiaries exceeds 5% of all Consolidated Assets as of the end of any Fiscal Year, Borrower (or, in the event Borrower has failed to do so within ten (10) days, Administrative Agent) shall designate sufficient Subsidiaries as “Material Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Domestic Subsidiaries.
“Material Indebtedness” means Indebtedness of Borrower or any Subsidiary in an outstanding principal amount of $5,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).
“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).
“Minimum Collateral Amount” means, with respect to a Defaulting Lender, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of LC Issuer with respect to such Defaulting Lender for all Facility LCs issued and outstanding at such time and (ii) otherwise, an amount determined by Administrative Agent and LC Issuer in their sole discretion.
“Minimum Extension Condition” is defined in Section 2.25(d).
“Minimum Liquidity” means, as of any date of determination, the sum of the Available Aggregate Commitment plus unrestricted cash and Cash Equivalents of the Loan Parties.
“Minor Acquisition” means the Acquisition of the Property or a majority of the voting Common Stock of a Person that is incorporated, formed or organized in the United States, or any division, line of business or other business unit of a Person that is incorporated, formed or organized in the United States, in each case that is a type of business (or Property used in a type of business) permitted to be engaged in by the Loan Parties and their Subsidiaries pursuant to Section 6.4, so long as the aggregate consideration paid for any such individual Minor Acquisition does not exceed the lesser of (a) $80,000,000 or (b) 10% of Consolidated Assets determined at such time; provided, that (i) no Default or Event of Default shall then exist or would exist after giving effect to such Minor Acquisition and (ii) such Minor Acquisition is not a

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“hostile” acquisition and has been approved by the board of directors and/or shareholders of the applicable Loan Party and the target of such Minor Acquisition.
“Modify” and “Modification” are defined in Section 2.19(a).
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any ERISA Affiliate is a party to which more than one employer is obligated to make contributions.
“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from a Swap Obligation. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Obligation as of the date of determination (assuming the Swap Obligation were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Obligation as of the date of determination (assuming such Swap Obligation were to be terminated as of that date).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-U.S. Lender” means a Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” is defined in Section 2.13(d).
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Obligations, all obligations in connection with Cash Management Services, all Swap Obligations provided to Borrower or any Subsidiary by a Qualified Counterparty, all accrued and unpaid fees, and all expenses, reimbursements, indemnities and other obligations of Borrower to Lenders or to any Lender, Administrative Agent, LC Issuer or any indemnified party arising under the Loan Documents; provided, that obligations in respect of Cash Management Services and Swap Obligations shall only constitute “Obligations” if owed to Administrative Agent or if Administrative Agent shall have received notice from the relevant Lender not later than sixty (60) days after such Cash Management Services or Swap Obligations have been provided; provided, further, that “Obligations” shall exclude all Excluded Swap Obligations.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.
“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

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“Participant” is defined in Section 12.2(a).
“Participant Register” is defined in Section 12.2(c).
“PATRIOT Act” means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.
“Payment Date” means the last day of each month.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Permitted Acquisition” means any Acquisition made by Borrower or any of its Subsidiaries; provided that (a) such Acquisition is a Minor Acquisition or (b)(i) as of the date of the consummation of such Acquisition, no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement that has been (if required by the governing documents of the seller or entity to be acquired) approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, (iii) the business to be acquired in such Acquisition would be permissible under Section 6.4(a), (iv) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained, and (v) Borrower shall have furnished to Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.22 for such period, in each case, calculated as if such Acquisition, including the consideration therefor, had been consummated on the first day of such period.
“Permitted Liens” means:
(a)    Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
(b)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
(c)    Liens arising out of reserves, pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(d)    Utility easements, building restrictions and such other encumbrances or charges against real property are of a nature generally existing with respect to Properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its Subsidiaries.
(e)    Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with a creditor depository institution; provided that (i) such account is not a dedicated cash collateral account and is not subject to restriction against access by Borrower or a

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Subsidiary in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve, and (ii) such account is not intended by Borrower or any Subsidiary to provide collateral to the depository institution.
(f)    Liens existing on the date hereof and described in Schedule 6.16.
(g)    Liens on Property acquired in a Permitted Acquisition; provided that such Liens extend only to the Property so acquired and were not created in contemplation of such acquisition.
(h)    Liens in favor of LC Issuer and/or Swing Line Lender to cash collateralize or otherwise secure the obligations of a Defaulting Lender to fund risk participations hereunder.
(i)    Cash Collateral relating to Facility LCs to the extent permitted or required by this Agreement.
(j)    Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.
(k)    Liens securing Cash Management Services.
(l)    Deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.
(m)    Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).
(n)    Purchase money Liens securing purchase money indebtedness and Liens arising in connection with Capital Leases, to the extent each is permitted under Section 6.11(d).
(o)    Landlord’s or other like Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.
(p)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default.
(q)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or any of its Subsidiaries in the ordinary course of business.
(r)    Liens on property rented to, or leased by, Borrower or any Subsidiary pursuant to a sale and leaseback transaction permitted by Section 6.19.
(s)    Liens or leases or licenses or sublicenses or subleases by Borrower or any Subsidiary as licensor, lessor, sublicensor or sublessor of any of such Person’s property, including intellectual property, on customary terms entered into in the ordinary course of business so long as such leases or licenses do not, individually or in the aggregate, (i) interfere in any material respect with the

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ordinary conduct of the business of Borrower or any Subsidiary or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto.
(t)    Liens in the ordinary course of business on specific items of inventory or other goods, and proceeds thereof, of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds, surety bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by Borrower or any Subsidiary of Borrower.
(u)    Other Liens securing Indebtedness; provided that the aggregate principal amount of Indebtedness secured by Liens described in this clause (u) at any time does not exceed $30,000,000 at any time outstanding.
“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any ERISA Affiliate may have any liability.
“Prime Rate” means an annual rate equal to the prime rate of interest announced from time to time by U.S. Bank or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then “Pro Rata Share” means the percentage obtained by dividing (a) such Lender’s Outstanding Credit Exposure at such time by (b) the Aggregate Outstanding Credit Exposure at such time; provided, further, that when a Defaulting Lender shall exist, “Pro Rata Share” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment (except that no Lender is required to fund or participate in Revolving Loans, Swing Line Loans or Facility LCs to the extent that, after giving effect thereto, the aggregate amount of its outstanding Revolving Loans and funded or unfunded participations in Swing Line Loans and Facility LCs would exceed the amount of its Commitment (determined as though no Defaulting Lender existed)).
“Purchasers” is defined in Section 12.3(a).
“Qualified Counterparty” means, with respect to any swap, any counterparty thereto that at the time such swap was entered into was Administrative Agent, LC Issuer, a Lender or any Affiliate of any of the foregoing.
“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, two (2) Business Days before the first day of that period.
“Register” is defined in Section 12.3(d).

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“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
“Reimbursement Obligations” means, at any time, the aggregate of all obligations of Borrower then outstanding under Section 2.19 to reimburse LC Issuer for amounts paid by LC Issuer in respect of any one or more drawings under Facility LCs.
“Required Lenders” means Lenders in the aggregate having greater than 50% of the Aggregate Commitment or, if all of the Commitments have been terminated, Lenders in the aggregate holding greater than 50% of the Aggregate Outstanding Credit Exposure. The Commitments and Outstanding Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.
“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries, now or hereafter outstanding, (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness or (e) the payment by Borrower or any of its Subsidiaries of any management or consulting fee to any Person or of any salary, bonus or other form of compensation to any Person who is directly or indirectly a significant partner, shareholder, owner or executive officer of any such Person, to the extent such salary, bonus or other form of compensation is not included in the corporate overhead of Borrower or such Subsidiary.
“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof).
“Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States, including transition rules, and, in each case, any amendments to such regulations.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

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“Sanctioned Country” means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Stated Rate” is defined in Section 2.21.
“Subordinated Indebtedness” of a Person means any Indebtedness of such Person (including, without limitation, any intercompany loans) the payment of which is subordinated to payment of the Obligations to the written satisfaction of Administrative Agent and Required Lenders and if evidenced by promissory notes, to the extent such Indebtedness is owed to another Loan Party.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Borrower.
“Substantial Portion” means, with respect to the Property of Borrower and its Subsidiaries, Property which represents more than 10% of Consolidated Assets or Property which is responsible for more than 10% of the Consolidated Net Income of Borrower and its Subsidiaries taken as a whole, in each case, as would be shown in the consolidated financial statements of Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).
“swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act., including any rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies,

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commodity prices, equity prices or other financial measures. For the avoidance of doubt, contracts with utility companies for the purchase of electricity at a fixed price are not "swaps" for purposes of this Agreement.
“Swap Counterparty” means, with respect to any swap with a Qualified Counterparty, any Person or entity that is or becomes a party to such swap.
“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any swap between a Qualified Counterparty and one or more Swap Counterparties.
“Swing Line Lender” means U.S. Bank or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.
“Swing Line Loan” means a Loan made available to Borrower by Swing Line Lender pursuant to Section 2.4.
“Swing Line Sublimit” means the maximum principal amount of Swing Line Loans Swing Line Lender may have outstanding to Borrower at any one time, which, as of the date of this Agreement, is $50,000,000.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, fees, assessments, charges or withholdings, and any and all liabilities with respect to the foregoing, including interest, additions to tax and penalties applicable thereto.
“Transferee” is defined in Section 12.3(e).
“Type” means, with respect to any Advance, its nature as a Base Rate Advance or a Eurocurrency Advance and with respect to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.
“Undisclosed Administration” means in relation to a Lender the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.
“U.S. Bank” means U.S. Bank National Association, a national banking association, in its individual capacity, and its successors.
“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary of which 100% of the beneficial ownership interests shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization of which 100% of the beneficial ownership interests shall at the time be so owned or controlled.
1.2    Singular and Plural. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
1.3    Computation of Time Periods. All time references in this Agreement and the other Loan Documents shall be to Minneapolis, Minnesota time unless otherwise indicated. For purposes of computation of periods of time hereunder, “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

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ARTICLE II
THE CREDITS
2.1    Commitment. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to Borrower in Dollars and participate in Facility LCs issued in Dollars upon the request of Borrower; provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC, the Aggregate Outstanding Credit Exposure shall not exceed the aggregate Commitments as set forth in Schedule 2.1. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. Unless previously terminated, the Commitments shall terminate on the Facility Termination Date. LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.
2.2    Required Payments; Termination. If at any time the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, Borrower shall immediately make a payment on the Loans or Cash Collateralize LC Obligations in an account with Administrative Agent pursuant to Section 2.19(k) sufficient to eliminate such excess. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations under this Agreement and the other Loan Documents shall be paid in full by Borrower on the Facility Termination Date.
2.3    Ratable Loans; Types of Advances. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably according to their Pro Rata Shares. The Advances may be Base Rate Advances or Eurocurrency Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9, or Swing Line Loans selected by Borrower in accordance with Section 2.4.
2.4    Swing Line Loans.
(a)    Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if a Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, Swing Line Lender may, at its option, on the terms and conditions set forth in this Agreement, make Swing Line Loans in Dollars to Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Sublimit; provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment; and provided further that at no time shall the sum of (i) the Swing Line Loans, plus (ii) the aggregate amount of outstanding Revolving Loans, plus (iii) the LC Obligations, exceed the Aggregate Commitment at such time. Subject to the terms of this Agreement (including, without limitation the discretion of Swing Line Lender), Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.
(b)    Borrowing Notice for Swing Line Loans. In order to borrow a Swing Line Loan, Borrower shall deliver to Administrative Agent and Swing Line Lender an irrevocable Borrowing Notice not later than 12:00 noon on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000.
(c)    Making of Swing Line Loans; Participations. Not later than 2:00 p.m. on the applicable Borrowing Date, Swing Line Lender shall make the Swing Line Loan immediately available, to Administrative Agent at its address specified pursuant to Article XIII. Administrative Agent will promptly make the funds so received from Swing Line Lender available to Borrower on the Borrowing Date at Administrative Agent’s aforesaid address. Each time that a Swing Line Loan is made by Swing Line Lender pursuant to this Section 2.4(c), Swing Line Lender shall be deemed, without further action by any party

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hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Line Lender, a participation in such Swing Line Loan in proportion to its Pro Rata Share.
(d)    Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by Borrower on the date selected by Administrative Agent. In addition, Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Line Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.4(c) or require each Lender (including Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon on the date of any notice received pursuant to this Section 2.4(d), each Lender shall make available its required Revolving Loan, in funds immediately available to Administrative Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.4(d) shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Loans in the manner provided in Section 2.9 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified Swing Line Lender, prior to Swing Line Lender’s making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.4(d) to repay Swing Line Loans or to fund the participation acquired pursuant to Section 2.4(c) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Borrower, Administrative Agent, Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to Administrative Agent of any amount due under this Section 2.4(d), interest shall accrue thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Facility Termination Date, Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.
2.5    Commitment Fee. Borrower agrees to pay to Administrative Agent for the account of each Lender according to its Pro Rata Share a commitment fee at an annual rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not be included in the determination of the Aggregate Outstanding Credit Exposure for the purpose of calculating the commitment fee due hereunder.
2.6    Minimum Amount of Each Advance. (a) Each Eurocurrency Advance shall be in the minimum amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000, and (b) each Base Rate Advance (other than an Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 and incremental amounts in integral multiples of $500,000 (or the Available Aggregate Commitment, if less).
2.7    Reductions in Aggregate Commitment; Optional Principal Payments. Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among Lenders the minimum amount of $5,000,000 and in integral multiples of $1,000,000, upon at least five (5) Business Days’ prior written notice to Administrative Agent by 3:00 p.m., which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit. All accrued commitment fees shall be payable on the effective date of

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any termination of the obligations of Lenders to make Credit Extensions hereunder. Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 and incremental amounts in integral multiples of $500,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Base Rate Advances (other than Swing Line Loans) upon same day notice by 10:00 a.m.to Administrative Agent. Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or any portion of the outstanding Swing Line Loans, with notice to Administrative Agent and Swing Line Lender by 12:00 noon on the date of repayment. Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurocurrency Advances, or, in a minimum aggregate amount of $5,000,000 and incremental amounts in integral multiples of $1,000,000 (or the aggregate amount of the outstanding Loans at such time), any portion of the aggregate outstanding Eurocurrency Advances upon at least two (2) Business Days’ prior written notice to Administrative Agent by 3:00 p.m.
2.8    Method of Selecting Types and Interest Periods for Advances. Borrower shall select the Type of Advance and, in the case of each Eurocurrency Advance, the Interest Period applicable thereto from time to time. An Authorized Officer of Borrower shall give Administrative Agent irrevocable notice in the form of Exhibit C (a “Borrowing Notice”) by not later than 10:00 a.m. on the Borrowing Date of each Base Rate Advance (other than a Swing Line Loan), two (2) Business Days before the Borrowing Date for each Eurocurrency Advance, specifying: (i) the Borrowing Date, which shall be a Business Day, of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected, and (iv) in the case of each Eurocurrency Advance, the Interest Period applicable thereto. Not later than 12:00 noon on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available to Administrative Agent at its address specified pursuant to Article XIII. Administrative Agent will promptly make the funds so received from Lenders available to Borrower at Administrative Agent’s aforesaid address.
2.9    Conversion and Continuation of Outstanding Advances; Maximum Number of Interest Periods. Base Rate Advances (other than Swing Line Loans) shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurocurrency Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurocurrency Advance shall continue as a Eurocurrency Advance until the end of the then applicable Interest Period therefor, at which time such Eurocurrency Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurocurrency Advance is or was repaid in accordance with Section 2.7 or (y) an Authorized Officer of Borrower shall have given Administrative Agent a Borrowing Notice requesting that, at the end of such Interest Period, such Eurocurrency Advance continue as a Eurocurrency Advance for the same or another Interest Period. Subject to the terms of Section 2.6, Borrower may elect from time to time to convert all or any part of a Base Rate Advance (other than a Swing Line Loan) into a Eurocurrency Advance. An Authorized Officer of Borrower shall have given Administrative Agent a Borrowing Notice of each conversion of a Base Rate Advance into a Eurocurrency Advance, conversion of a Eurocurrency Advance to a Base Rate Advance, or continuation of a Eurocurrency Advance not later than 10:00 a.m. at least two (2) Business Days prior to the date of the requested conversion or continuation, specifying: (i)    the requested date, which shall be a Business Day, of such conversion or continuation; (ii) the Type of the Advance which is to be converted or continued; and (iii) the amount of such Advance which is to be converted into or continued as a Eurocurrency Advance and the duration of the Interest Period applicable thereto. After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.
2.10    Interest Rates. Each Base Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurocurrency Advance into a Base Rate Advance pursuant to Section 2.9, to but excluding the date it becomes due or is converted into a Eurocurrency Advance pursuant

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to Section 2.9 hereof, at an annual rate equal to the Base Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at an annual rate equal to, at Borrower’s option, the Base Rate for such day or the Daily Eurocurrency Rate. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurocurrency Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by Administrative Agent as applicable to such Eurocurrency Advance based upon Borrower’s selections under Sections 2.8 and 2.9 and the definition of Applicable Margin. No Interest Period may end after the Facility Termination Date.
2.11    Rates Applicable After Event of Default. Notwithstanding anything to the contrary contained in Sections 2.8, 2.9 or 2.10, during the continuance of a Default or Event of Default Required Lenders may, at their option, by notice from Administrative Agent to Borrower (which notice may be revoked at the option of Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurocurrency Advance. During the continuance of an Event of Default Required Lenders may, at their option, by notice from Administrative Agent to Borrower (which notice may be revoked at the option of Required Lenders notwithstanding any provision of Section 8.3 requiring unanimous consent of Lenders to changes in interest rates), (a) declare that each Eurocurrency Advance shall bear interest for the remainder of the applicable Interest Period at the annual rate otherwise applicable to such Interest Period plus 2.00%, (b) each Base Rate Advance shall bear interest at an annual rate equal to the Base Rate in effect from time to time plus 2.00%, and (c) the LC Fee shall be increased by 2.00%; provided that, during the continuance of an Event of Default under Sections 7.6 or 7.7, the interest rates set forth in clauses (a) and (b) above and the increase in the LC Fee set forth in clause (c) above shall be applicable to all Credit Extensions without any election or action on the part of Administrative Agent or any Lender. After an Event of Default has been waived, the interest rate applicable to advances and the LC Fee shall revert to the rates applicable prior to the occurrence of an Event of Default.
2.12    Method of Payment.
(a)    Each Advance shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments of the Obligations under this Agreement and the other Loan Documents shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Administrative Agent at Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of Administrative Agent specified in writing by Administrative Agent to Borrower, by 12:00 noon on the date when due and shall except (i) with respect to repayments of Swing Line Loans, (ii) in the case of Reimbursement Obligations for which LC Issuer has not been fully indemnified by Lenders, or (iii) as otherwise specifically required hereunder) be applied ratably by Administrative Agent among Lenders. Each payment delivered to Administrative Agent for the account of any Lender shall be delivered promptly by Administrative Agent to such Lender in the same type of funds that Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by Administrative Agent from such Lender. Each reference to Administrative Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to LC Issuer, in the case of payments required to be made by Borrower to LC Issuer pursuant to Section 2.19(f).
(b)    Borrower hereby unconditionally promises to pay to Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Facility Termination Date.
2.13    Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower to

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such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, (iii) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (iv) the amount of any sum received by Administrative Agent hereunder from Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.
(d)    Any Lender (including Swing Line Lender) may request that its Loans be evidenced by a promissory note representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit D, as applicable (with appropriate changes for notes evidencing Swing Line Loans) (each a “Note”). In such event, Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender in a form supplied by Administrative Agent; provided thereafter Loans evidenced by such Note or Notes and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (b) (i) and (ii) above.
2.14    Telephonic Notices. Borrower hereby authorizes Lenders and Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons, that Administrative Agent or any Lender in good faith believes to be acting on behalf of Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices to be given telephonically. Borrower agrees to deliver promptly to Administrative Agent a written confirmation (which may include e-mail) of each telephonic notice authenticated by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by Administrative Agent and Lenders, the records of Administrative Agent and Lenders shall govern absent manifest error. The parties agree to prepare appropriate documentation to correct any such error within ten (10) days after discovery by any party to this Agreement.
2.15    Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Base Rate Advance and each Swing Line Loan shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof and at maturity. Interest accrued on each Eurocurrency Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurocurrency Advance having an Interest Period longer than three (3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued pursuant to Section 2.11 shall be payable on demand. Interest on Base Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year; and all other interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

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2.16    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice and repayment notice received by it hereunder. Promptly after notice from LC Issuer, Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. Administrative Agent will notify each Lender of the interest rate applicable to each Eurocurrency Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.
2.17    Lending Installations. Each Lender may book its Advances and its participation in any LC Obligations and LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and LC Issuer may, by written notice to Administrative Agent and Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.
2.18    Non-Receipt of Funds by Administrative Agent. Unless Borrower or a Lender, as the case may be, notifies Administrative Agent prior to the date on which it is scheduled to make payment to Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of Borrower, a payment of principal, interest or fees to Administrative Agent for the account of Lenders, that it does not intend to make such payment, Administrative Agent may assume that such payment has been made. Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to Administrative Agent, the recipient of such payment shall, on demand by Administrative Agent, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at an annual rate equal to (i) in the case of payment by a Lender, the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of payment by Borrower, the interest rate applicable to the relevant Loan.
2.19    Facility LCs.
(a)    Issuance. LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby Letters of Credit denominated in Dollars (each, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate Dollar Amount of the outstanding LC Obligations shall not exceed $50,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier to occur of (x) the fifth Business Day prior to the Facility Termination Date and (y) one (1) year after its issuance; provided, however, that the expiry date of a Facility LC may be up to one (1) year later than the fifth Business Day prior to the Facility Termination Date if Borrower has posted on or before the fifth Business Day prior to the Facility Termination Date cash collateral in the Facility LC Collateral Account on terms satisfactory to Administrative Agent in an amount equal to 105% of the LC Obligations with respect to such Facility LC.
(b)    Participations. Upon the issuance or Modification by LC Issuer of a Facility LC in accordance with this Section 2.19, LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without

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further action by any party hereto, to have unconditionally and irrevocably purchased from LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.
(c)    Notice. Subject to Section 2.19(a), Borrower shall give Administrative Agent notice prior to 10:00 a.m. (St. Louis time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, Administrative Agent shall promptly notify LC Issuer and each Lender of the contents thereof and of the amount of such Lender’s participation in such proposed Facility LC. The issuance or Modification by LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that such Facility LC shall be reasonably satisfactory to LC Issuer and that Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as LC Issuer shall have reasonably requested (each, a “Facility LC Application”). LC Issuer shall have no independent duty to ascertain whether the conditions set forth in Article IV have been satisfied; provided, however, that LC Issuer shall not issue a Facility LC if, on or before the proposed date of issuance, LC Issuer shall have received notice from Administrative Agent or Required Lenders that any such condition has not been satisfied or waived. In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.
(d)    LC Fees. Borrower shall pay to Administrative Agent, for the account of Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at an annual rate equal to the Applicable Margin for Eurocurrency Loans in effect from time to time on the average daily undrawn stated amount under such Facility, such fee to be payable in arrears on each Payment Date (the “LC Fee”). Borrower shall also pay to LC Issuer for its own account (a) a fronting fee in an amount equal to 0.125% per annum of the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date and (b) on demand, all amendment, drawing and other fees regularly charged by LC Issuer to its letter of credit customers and all reasonable out-of-pocket expenses incurred by LC Issuer in connection with the issuance, Modification, administration or payment of any Facility LC.
(e)    Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, LC Issuer shall notify Administrative Agent and Administrative Agent shall promptly notify Borrower and each other Lender as to the amount to be paid by LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of LC Issuer to Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Event of Default or any condition precedent whatsoever, to reimburse LC Issuer on demand for (a) such Lender’s Pro Rata Share of the amount of each payment made by LC Issuer under each Facility LC to the extent such amount is not reimbursed by Borrower pursuant to Section 2.19(f) below and there are not funds available in the Facility LC Collateral Account to cover the same, plus (b) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

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(f)    Reimbursement by Borrower. Borrower shall be irrevocably and unconditionally obligated to reimburse LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Borrower or such Lender to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (b) LC Issuer’s failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by LC Issuer and remaining unpaid by Borrower shall bear interest, payable on demand, for each day until paid at an annual rate equal to (i) the rate applicable to Base Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (ii) the sum of 2.00% per annum plus the rate applicable to Base Rate Advances for such day if such day falls after such LC Payment Date. LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by LC Issuer, but only to the extent such Lender has made payment to LC Issuer in respect of such Facility LC pursuant to Section 2.19(e). Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.
(g)    Obligations Absolute. Borrower’s obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Borrower may have or have had against LC Issuer, any Lender or any beneficiary of a Facility LC. Borrower further agrees with LC Issuer and Lenders that LC Issuer and Lenders shall not be responsible for, and Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. Borrower agrees that any action taken or omitted by LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon Borrower and shall not put LC Issuer or any Lender under any liability to Borrower. Nothing in this Section 2.19(g) is intended to limit the right of Borrower to make a claim against LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19(f).
(h)    Actions of LC Issuer. LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex, teletype or electronic mail message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by LC Issuer. LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request

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of Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon Lenders and any future holders of a participation in any Facility LC.
(i)    Indemnification. Borrower hereby agrees to indemnify and hold harmless each Lender, LC Issuer and Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which such Lender, LC Issuer or Administrative Agent may incur (or which may be claimed against such Lender, LC Issuer or Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses (including reasonable counsel fees and disbursements) which LC Issuer may incur (i) by reason of or in connection with the failure of any other Lender to fulfill or comply with its obligations to LC Issuer hereunder (but nothing herein contained shall affect any rights Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to LC Issuer, evidencing the appointment of such successor Beneficiary; provided that Borrower shall not be required to indemnify any Lender, LC Issuer or Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19(i) is intended to limit the obligations of Borrower under any other provision of this Agreement.
(j)    Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or LC Issuer’s failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.
(k)    Facility LC Collateral Account. If an Event of Default has occurred and is continuing or if required pursuant to Section 2.22(d), Borrower agrees that it will, upon the request of Administrative Agent or Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to LC Issuer or Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to Administrative Agent (the “Facility LC Collateral Account”), in the name of such Borrower but under the sole dominion and control of Administrative Agent, for the benefit of Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. Borrower hereby pledges, assigns and grants to Administrative Agent, on behalf of and for the ratable benefit of Lenders and LC Issuer, a security interest in all of Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of U.S. Bank having a maturity not exceeding thirty (30) days. Nothing in this Section 2.19(k) shall either obligate Administrative Agent to require Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 2.22 or Section 8.1.

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(l)    Rights as a Lender. In its capacity as a Lender, LC Issuer shall have the same rights and obligations as any other Lender.
2.20    Replacement of Lender. If (i) Borrower is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender, (ii) any Lender’s obligation to make or continue Eurocurrency Advances or Daily Eurocurrency Loans, or to convert Base Rate Advances into Eurocurrency Advances, shall be suspended pursuant to Section 3.3, (iii) any Lender defaults in its obligation to make a Loan, reimburse LC Issuer pursuant to Section 2.19(e) or Swing Line Lender pursuant to Section 2.4(d), (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of all Lenders or all affected Lenders and which, in each case, has been consented to by Required Lenders or (v) any Lender otherwise becomes a Defaulting Lender (any Lender so affected, an “Affected Lender”), Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement; provided that no Default or Event of Default shall have occurred and be continuing at the time of such replacement (except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure any Default or Event of Default then ongoing, no Default or Event of Default shall have occurred and be continuing); and provided further that, concurrently with such replacement, (a) another bank or other entity which is reasonably satisfactory to Borrower and Administrative Agent shall agree, as of such date, to purchase for cash at par the Advances and other Obligations due to the Affected Lender under this Agreement and the other Loan Documents pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit B (an “Assignment”) and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (b) Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (i) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2, 3.4 and 3.5 and (ii) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. Any such replacement shall not be deemed to be a waiver of any rights that Borrower, Administrative Agent or any other Lender shall have against the replaced Lender. In the event any replaced Lender fails to execute the agreements required under Section 12.3 in connection with an assignment pursuant to this Section 2.20, Borrower may, upon two (2) Business Days’ prior notice to such replaced Lender, execute such agreements on behalf of such replaced Lender.
2.21    Limitation of Interest. Borrower, Administrative Agent and Lenders intend to strictly comply with all applicable laws, including applicable usury laws. Accordingly, the provisions of this Section 2.21 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section 2.21, even if such provision declares that it controls. As used in this Section 2.21, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law; provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of this Agreement. In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of non-usurious interest permitted under the applicable laws (if any) of the United States or of any applicable state, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of this Agreement at the Highest Lawful Rate. On each day, if any, that the interest rate (the “Stated Rate”) called for under this Agreement or any other Loan Document exceeds the Highest Lawful Rate, the rate at which interest shall accrue shall automatically be

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fixed by operation of this sentence at the Highest Lawful Rate for that day, and shall remain fixed at the Highest Lawful Rate for each day thereafter until the total amount of interest accrued equals the total amount of interest which would have accrued if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate again exceeds the Highest Lawful Rate when the provisions of the immediately preceding sentence shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate shall be determined by dividing the applicable Highest Lawful Rate per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 2.21, or be construed to create a contract to pay for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate. If the term of any Loan or any other Obligation outstanding hereunder or under the other Loan Documents is shortened by reason of acceleration of maturity as a result of any Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower’s Obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.
2.22    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)
Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)
Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to LC Issuer and Swing Line Lender hereunder; third, to Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.22(d); fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a deposit account (including the Facility LC Collateral Account) and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize LC Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Facility LCs issued under this Agreement, in accordance with Section 2.22(d); sixth, to the payment of any

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amounts owing to Lenders, LC Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, LC Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; eighth, if so determined by Administrative Agent, distributed to Lenders other than the Defaulting Lender until the ratio of the Outstanding Credit Exposure of such Lenders to the Aggregate Outstanding Credit Exposure equals such ratio immediately prior to the Defaulting Lender’s failure to fund any portion of any Loans or participations in Facility LCs or Swing Line Loans; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Facility LC issuances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Facility LCs were issued at a time when the conditions set forth in Section 4.2 were satisfied or waived, such payment shall be applied solely to pay the Credit Extensions of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Credit Extensions of such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by Lenders pro rata in accordance with the Commitments without giving effect to Section 2.22(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)
Certain Fees. (A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its ratable share of the stated amount of Facility LCs for which it has provided Cash Collateral pursuant to Section 2.22(d).
(C)    With respect to any commitment fee or LC Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)
Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.2 are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at

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such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Outstanding Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)
Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22(d).

(b)    Defaulting Lender Cure. If Borrower, Administrative Agent, Swing Line Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Facility LCs and Swing Line Loans to be held pro rata by Lenders in accordance with the Commitments (without giving effect to Section 2.22(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.
(c)    New Swing Line Loans/Facility LCs. So long as any Lender is a Defaulting Lender, (a) Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (b) LC Issuer shall not be required to issue, extend, renew or increase any Facility LC unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(d)    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or LC Issuer (with a copy to Administrative Agent) Borrower shall Cash Collateralize LC Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)
Grant of Security Interest. Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to clause (ii) below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

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(ii)
Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 in respect of Facility LCs shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such Property as may otherwise be provided for herein.

(iii)
Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce LC Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22(d) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by Administrative Agent and LC Issuer that there exists excess Cash Collateral; provided that, subject to this Section 2.22 the Person providing Cash Collateral and LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23    [RESERVED].
2.24    [RESERVED].
2.25    Extensions of Commitments.
(a)    Borrower may from time to time, pursuant to the provisions of this Section 2.25, agree with one or more Lenders holding Commitments to extend the termination date (each, an “Extension”) pursuant to one or more written offers (each, an “Extension Offer”) made from time to time by Borrower to all Lenders, in each case on a pro rata basis (based on their respective Pro Rata Shares) and on the same terms to each such Lender. In connection with each Extension, Borrower will provide notification to Administrative Agent (for distribution to Lenders), no later than thirty (30) days prior to the Facility Termination Date of the requested new termination date for the extended Commitments (each an “Extended Termination Date”) and the due date for Lender responses. In connection with any Extension, each Lender wishing to participate in such Extension shall, prior to such due date, provide Administrative Agent with a written notice thereof in a form reasonably satisfactory to Administrative Agent. Any Lender that does not respond to an Extension Offer by the applicable due date shall be deemed to have rejected such Extension.
(b)    Each Extension shall be subject to the following: (i) no Default or Event of Default shall have occurred and be continuing at the time any Extension Offer is delivered to Lenders or at the time of such Extension; (ii) except termination date, the Commitment of any Lender extended pursuant to any Extension shall have the same terms as the Commitments of Lenders that did not agree to the Extension Offer; (iii) the final termination date of the Commitments to be extended pursuant to an Extension shall be later than the final termination date of the Commitments of Lenders that did not agree to the Extension Offer; (iv) if the aggregate amount of Commitments in respect of which Lenders shall have accepted an Extension Offer exceeds the maximum aggregate amount of Commitments offered to be extended by Borrower pursuant to the relevant Extension Offer, then such Commitments shall be extended ratably up to such maximum amount based on the relative Commitments of Lenders that accepted such Extension Offer; (v) all documentation in respect of such Extension shall be consistent with the foregoing, and all written communications by Borrower generally directed to the applicable Lenders in connection therewith shall be in form and substance consistent with the foregoing and otherwise reasonably satisfactory to Administrative Agent; (vi) no Extension shall become effective unless, on the proposed effective date of such Extension, the conditions set forth in Section 4.2 shall be satisfied (with all references in such Section to a request for a Loan being deemed to be references to the Extension on the applicable date of such

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Extension), and Administrative Agent shall have received a certificate to that effect dated the applicable date of such Extension and executed by an Authorized Officer of Borrower.
(c)    Lenders hereby irrevocably authorize Administrative Agent to enter into amendments (collectively, “Extension Amendments”) to this Agreement and the other Loan Documents as may be necessary in order to establish an Extended Termination Date created pursuant to an Extension, in each case on terms consistent with this Section 2.25. Notwithstanding the foregoing, Administrative Agent shall have the right (but not the obligation) to seek the advice or concurrence of Required Lenders with respect to any matter contemplated by this Section 2.25 and, if Administrative Agent seeks such advice or concurrence, Administrative Agent shall be permitted to enter into such amendments with Borrower in accordance with any instructions received from such Required Lenders and shall also be entitled to refrain from entering into such amendments with Borrower unless and until it shall have received such advice or concurrence; provided, however, that whether or not there has been a request by Administrative Agent for any such advice or concurrence, all such Extension Amendments entered into with Borrower by Administrative Agent hereunder shall be binding on Lenders. Without limiting the foregoing, in connection with any Extension, Borrower and any Subsidiary shall execute such agreements, confirmations or other documentation as Administrative Agent shall reasonably request to accomplish the purposes of this Section 2.25.
(d)    In connection with any Extension, Borrower shall provide Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be reasonably established by, or acceptable to, Administrative Agent to accomplish the purposes of this Section 2.25.
2.26    Increase Option. Borrower may from time to time elect to increase the Commitments, in minimum increments of $25,000,000 or such lower amount as Borrower and Administrative Agent agree upon, so long as, after giving effect thereto, the aggregate amount of such increases does not exceed $300,000,000 and Aggregate Commitments do not exceed $600,000,000. Borrower may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities that are Eligible Assignees (each such new bank, financial institution or other entity, an “Augmenting Lender”), to increase their existing Commitments, as the case may be; provided that (a) each Augmenting Lender and each Increasing Lender shall be subject to the approval of Borrower, Administrative Agent and LC Issuer, in each case not to be unreasonably withheld, and (b) Borrower and any such Increasing Lender and Augmenting Lender shall execute an amendment to this Agreement and/or such other documents acceptable to Administrative Agent. No consent of any Lender (other than Lenders participating in the increase) shall be required for any increase in Commitments pursuant to this Section 2.26. Increases and new Commitments created pursuant to this Section 2.26 shall become effective on the date agreed by Borrower, Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) shall become effective under this Section 2.26 unless, (1) on the proposed date of the effectiveness of such increase, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.2 shall be satisfied or waived by Required Lenders and Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of Borrower and (B) Borrower shall be in compliance (on a pro forma basis reasonably acceptable to Administrative Agent) with the covenants contained in Section 6.26 and (2) Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the corporate power and authority of Borrower to borrow hereunder after giving effect to such increase, as well as such documents as Administrative Agent may reasonably request (including, without limitation, customary opinions of counsel, affirmations of Loan Documents and updated financial projections, reasonably acceptable to Administrative Agent, demonstrating Borrower’s anticipated compliance with Section 6.26 through the Facility Termination Date). On the effective date of any increase in the Commitments, (i) each relevant Increasing Lender and

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Augmenting Lender shall make available to Administrative Agent such amounts in immediately available funds as Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all Lenders to equal its Pro Rata Share of such outstanding Revolving Loans, and (ii) Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by Borrower, in accordance with the requirements of Section 2.3). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by Borrower pursuant to the provisions of Section 3.4 if the deemed payment occurs other than on the last day of the related Interest Periods, (b) shall not mature earlier than the Facility Termination Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans. Nothing contained in this Section 2.26 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.
ARTICLE III
YIELD PROTECTION; TAXES
3.1    Yield Protection. If, after the date of this Agreement, there occurs any Change in Law which: (a) subjects any Lender or any applicable Lending Installation, LC Issuer, or Administrative Agent to any Taxes (other than with respect to Indemnified Taxes, Excluded Taxes, and Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurocurrency Advances and Daily Eurocurrency Loans); or (c) imposes any other condition (other than Taxes) the result of which is to increase the cost to any Lender or any applicable Lending Installation or LC Issuer of making, funding or maintaining its Eurocurrency Loans or Daily Eurocurrency Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or LC Issuer in connection with its Eurocurrency Loans or Daily Eurocurrency Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or LC Issuer to make any payment calculated by reference to the amount of Eurocurrency Loans or Daily Eurocurrency Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Person of making or maintaining its Loans or Commitment or of issuing or participating in Facility LCs or to reduce the amount received by such Person in connection with such Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days after demand by such Person, Borrower shall pay such Person, as the case may be, such additional amount or amounts as will compensate such Person for such increased cost or reduction in amount received. Failure or delay on the part of any such Person to demand compensation pursuant to this Section 3.1 shall not constitute a waiver of such Person’s right to demand such compensation; provided that Borrower shall not be required to compensate a Person pursuant to this Section 3.1 for any increased costs or reductions suffered more than 270 days prior to the date that such Person notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Person’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.2    Changes in Capital Adequacy Regulations. If a Lender or LC Issuer determines that the amount of capital or liquidity required or expected to be maintained by such Lender or LC Issuer, any

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Lending Installation of such Lender or LC Issuer, or any corporation or holding company controlling such Lender or LC Issuer is increased as a result after the date of this Agreement of (a) a Change in Law or (b) any change in the Risk-Based Capital Guidelines, then, within fifteen (15) days after demand by such Lender or LC Issuer, Borrower shall pay such Lender or LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital or liquidity which such Lender or LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender’s or LC Issuer’s policies as to capital adequacy or liquidity), in each case that is attributable to such Change in Law or change in the Risk-Based Capital Guidelines, as applicable. Failure or delay on the part of such Lender or LC Issuer to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation; provided that Borrower shall not be required to compensate any Lender or LC Issuer pursuant to this Section 3.2 for any shortfall suffered more than 270 days prior to the date that such Lender or LC Issuer notifies Borrower of the Change in Law or change in the Risk-Based Capital Guidelines giving rise to such shortfall and of such Lender’s or LC Issuer’s intention to claim compensation therefor; provided further, that if the Change in Law or change in Risk-Based Capital Guidelines giving rise to such shortfall is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.3    Availability of Types of Advances; Adequacy of Interest Rate. If Administrative Agent or Required Lenders determine that deposits of a type and maturity appropriate to match fund Eurocurrency Advances or Daily Eurocurrency Loans are not available to such Lenders in the relevant market or Administrative Agent, in consultation with Lenders, determines that the interest rate applicable to Eurocurrency Advances or Daily Eurocurrency Loans is not ascertainable or does not adequately and fairly reflect the cost of making or maintaining Eurocurrency Advances or Daily Eurocurrency Loans, then Administrative Agent shall suspend the availability of Eurocurrency Advances or Daily Eurocurrency Loans.
3.4    Funding Indemnification. If (a) any payment of a Eurocurrency Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, (b) a Eurocurrency Advance is not made on the date specified by Borrower for any reason other than default by Lenders, (c) a Eurocurrency Loan is converted other than on the last day of the Interest Period applicable thereto, (d) Borrower fails to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, or (e) any Eurocurrency Loan is assigned other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.20, Borrower will indemnify each Lender for such Lender’s documented, actual out-of-pocket costs, expenses and Interest Differential (as determined by such Lender) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by Lender resulting from prepayment, calculated as the difference between the amount of interest such Lender would have earned (from the investments in money markets as of the Borrowing Date of such Advance) had prepayment not occurred and the interest such Lender will actually earn (from like investments in money markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment; provided that because of the short-term nature of this facility, Borrower agrees that Interest Differential shall not be discounted to its present value.
3.5    Taxes.
(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Loan Party shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable

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Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.5) the applicable Lender, LC Issuer or Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Without duplication of Sections 3.5(a) or 3.5(b), the Loan Parties shall indemnify Lender, LC Issuer or Administrative Agent, within fifteen (15) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.5) payable or paid by such Lender, LC Issuer or Administrative Agent or required to be withheld or deducted from a payment to such Lender, LC Issuer or Administrative Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or LC Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or LC Issuer, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Administrative Agent, within fifteen (15) days after demand therefor, for (i) any Indemnified Taxes and Other Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.2(c) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.5, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.5(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Lender’s

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reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a United States Person for U.S. federal income Tax purposes shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of IRS Form W-8BEN; or (4) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable.

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of the Agreement,

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Borrower and Administrative Agent shall treat (and Lenders hereby authorize Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(g)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including by the payment of additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.5 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    Each party’s obligations under this Section 3.5 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)    For purposes of Section 3.5(d) and (f), the term “Lender” includes LC Issuer and Swing Line Lender.
3.6    Selection of Lending Installation; Mitigation Obligations; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurocurrency Loans or Daily Eurocurrency Loans (in the case of Swing Line Lender) to reduce any liability of Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurocurrency Advances or Daily Eurocurrency Loans under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to Borrower (with a copy to Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurocurrency Loan or Daily Eurocurrency Loan shall be calculated as though each Lender funded its Eurocurrency Loan and Swing Line Lender funded its Daily Eurocurrency Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurocurrency Rate or Daily Eurocurrency Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by Borrower of such written statement. The obligations of Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

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ARTICLE IV
CONDITIONS PRECEDENT
4.1    Initial Credit Extension. Lenders shall not be required to make the initial Credit Extension hereunder unless each of the following conditions is satisfied:
(a)    Administrative Agent shall have received executed counterparts of each of this Agreement and the Guaranty.
(b)    Administrative Agent shall have received a certificate, signed by the Chief Financial Officer of Borrower, stating that on the date of the initial Credit Extension (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties contained in Article V are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.
(c)    Administrative Agent shall have received a written opinion of Borrower’s counsel (which may include local counsel and in-house counsel), addressed to Lenders, in the form acceptable to Joint Lead Arrangers and Joint Lead Arrangers’ counsel.
(d)    Administrative Agent shall have received any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.
(e)    Administrative Agent shall have received such documents and certificates relating to the organization, existence and good standing of Borrower and each initial Guarantor, the authorization of the transactions contemplated hereby and any other legal matters relating to Borrower and such Guarantors, the Loan Documents or the transactions contemplated hereby, all in form and substance satisfactory to Administrative Agent and its counsel.
(f)    If the initial Credit Extension will be the issuance of a Facility LC, Administrative Agent shall have received a properly completed Facility LC Application.
(g)    Administrative Agent shall have received evidence satisfactory to it that any credit facility currently in effect for Borrower shall have been terminated and cancelled and all Indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Loans) and any and all liens thereunder, if any, shall have been terminated and released.
(h)    Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.
(i)    There shall not have occurred a material adverse change (x) in the business, Property, liabilities (actual and contingent), operations or condition (financial or otherwise), results of operations, or prospects of Borrower and its Subsidiaries taken as a whole, since September 30, 2014 or (y) in the facts and information regarding such entities as represented by such entities to date.

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(j)    Administrative Agent shall have received evidence of all governmental, equity holder and third party consents and approvals necessary in connection with the contemplated financing and all applicable waiting periods shall have expired without any action being taken by any authority that would be reasonably likely to restrain, prevent or impose any material adverse conditions on Borrower and its Subsidiaries, taken as a whole, and no law or regulation shall be applicable which in the reasonable judgment of Administrative Agent could have such effect.
(k)    No action, suit, investigation or proceeding is pending or, to the knowledge of any of the officers of Borrower, threatened in any court or before any arbitrator or Governmental Authority that would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(l)    Administrative Agent shall have received: (i) pro forma financial statements giving effect to the initial Credit Extensions contemplated hereby, which demonstrate, in Administrative Agent’s reasonable judgment, together with all other information then available to Administrative Agent, that Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants set forth in Section 6.26, (ii) such information as Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such pro forma financial statements, (iii) unaudited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended September 30, 2014, and (iv) audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Years ended June 30, 2012, June 30, 2013 and June 30, 2014.
(m)    Administrative Agent shall have received evidence of current insurance coverage in form, scope and substance reasonably satisfactory to Administrative Agent and otherwise in compliance with the terms of Sections 5.18 and 6.6.
(n)    Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the initial Loan Parties are organized, and such search shall reveal no Liens on any of the assets of the initial Loan Parties except for Liens permitted by Section 6.16 or discharged on or prior to the Effective Date pursuant to a payoff letter or other documentation satisfactory to Administrative Agent.
4.2    Each Credit Extension. Lenders shall not (except as otherwise set forth in Section 2.4(d) with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Borrowing Date (other than a conversion of continuation of an Advance):
(a)    There exists no Default or Event of Default, nor would a Default or Event of Default result from such Credit Extension.
(b)    The representations and warranties contained in Article V are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of such Borrowing Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

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Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Borrower represents and warrants to Lenders that:
5.1    Existence and Standing. Each of Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or formed, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.2    Authorization and Validity. Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.3    No Conflict; Government Consent. Neither the execution and delivery by Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries (except those as to which waivers or consents have been obtained) that would reasonably be expected to result in a Material Adverse Effect, (b) Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles of organization or certificate of formation, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement (except those as to which waivers or consents have been obtained) that would reasonably be expected to result in a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any Governmental Authority, which has not been obtained by Borrower or any of its Subsidiaries, is required to be obtained by Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.
5.4    Financial Statements. The June 30, 2014 audited consolidated financial statements of Borrower and its Subsidiaries, and their unaudited financial statements dated as of September 30, 2014, heretofore delivered to Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition

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and operations of Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.
5.5    Material Adverse Change. Since June 30, 2014, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of Borrower and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.
5.6    Taxes. Borrower and its Subsidiaries have filed all United States federal and state income Tax returns and all other material Tax returns which are required to be filed by them and have paid all United States federal and state income Taxes and all other material Taxes due from Borrower and its Subsidiaries, including, without limitation, pursuant to any assessment received by Borrower or any of its Subsidiaries, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists other than Liens under clause (a) of the definition of Permitted Liens. No Tax Liens have been filed against Borrower or any of its Subsidiaries. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any Taxes or other governmental charges are adequate.
5.7    Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or the footnotes thereto.
5.8    Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock owned by Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
5.9    ERISA. With respect to each Plan, Borrower and all ERISA Affiliates have paid all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code and could not reasonably be subject to a lien under Section 430(k) of the Code or Title IV of ERISA. Neither Borrower nor any ERISA Affiliate has filed, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, an application for a waiver of the minimum funding standard. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.
5.10    Accuracy of Information. No information, exhibit or report furnished by Borrower or any of its Subsidiaries to Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
5.11    Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12    Material Agreements. Neither Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to

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have a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any Material Indebtedness Agreement.
5.13    Compliance With Laws. Borrower and its Subsidiaries are in compliance with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.
5.14    Ownership of Properties. Except as set forth in Schedule 5.14, on the date of this Agreement, Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in Borrower’s most recent consolidated financial statements provided to Administrative Agent as owned by Borrower and its Subsidiaries (other than as may have been disposed of in a manner permitted by Sections 6.13(a), 6.13(b) or 6.13(c)).
5.15    Plan Assets; Prohibited Transactions. Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. §2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.
5.16    Environmental Matters. In the ordinary course of its business, the officers of Borrower consider the effect of Environmental Laws on the business of Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to Borrower due to Environmental Laws. On the basis of this consideration, Borrower has concluded its Property and operations and those of its Subsidiaries are in material compliance with applicable Environmental Laws and that none of Borrower or any of its Subsidiaries is subject to any liability under Environmental Laws that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its Property and/or operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Material, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.
5.17    Investment Company Act. Neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
5.18    Insurance. Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such Properties and risks as is consistent with sound business practice.
5.19    Solvency.
(a)    Immediately after the consummation of the transactions to occur on the Effective Date and immediately following the making of each Credit Extension, if any, made on the Effective Date and after giving effect to the application of the proceeds of such Credit Extensions, (i) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated

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basis, (ii) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature, (iii) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Effective Date.
(b)    Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
5.20    No Default. No Default or Event of Default has occurred and is continuing.
5.21    Anti-Corruption Laws; Sanctions; OFAC; PATRIOT Act.
(a)    Borrower, its Subsidiaries and their respective officers and employees and, to the knowledge of the officers of Borrower, its directors and agents, are in compliance with (i) Anti-Corruption Laws in all material respects and (ii) applicable Sanctions. None of Borrower, any Subsidiary or, to the knowledge of the officers of Borrower or such Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person. No Loan or Facility LC, use of the proceeds of any Loan or Facility LC or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.
(b)    Neither the making of the Loans and the issuing of Facility LCs hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.
ARTICLE VI
COVENANTS
During the term of this Agreement, unless Required Lenders shall otherwise consent in writing:
6.1    Financial Reporting. Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Administrative Agent and Lenders:
(a)    Within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP) audit report, with no going concern modifier, certified by independent certified public accountants acceptable to Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related consolidated statements of income, cash flows and changes in stockholders equity, accompanied by any management letter prepared by said accountants.

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(b)    (i) By March 31, 2015, for itself and its Subsidiaries, a consolidated unaudited balance sheet as of December 31, 2014 and related consolidated statements of income and cash flows for the period from the beginning of Fiscal Year 2014 through December 31, 2014 and (ii) thereafter, within 45 days after the close of the first three (3) Fiscal Quarters of each Fiscal Year, for itself and its Subsidiaries, a consolidated unaudited balance sheet as of the close of each such Fiscal Quarter and related consolidated statements of income and cash flows for the period from the beginning of such Fiscal Year to the end of such Fiscal Quarter, all certified by its Chief Financial Officer or Controller.
(c)    As soon as available, but in any event within fifteen (15) days after the start of each Fiscal Year, forecasts prepared by management of Borrower, in form satisfactory to Administrative Agent, of consolidated balance sheets and statements of income and cash flows of Borrower and its Subsidiaries on a quarterly basis for such Fiscal Year (including the fiscal year in which the Facility Termination Date occurs).
(d)    Together with the financial statements required under Sections 6.1(a) and (b), a Compliance Certificate in substantially the form of Exhibit A signed by its Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof.
(e)    Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished.
(f)    Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Borrower or any of its Subsidiaries files with the U.S. Securities and Exchange Commission.
(g)    Such other information (including non-financial information and environmental reports) as Administrative Agent or any Lender may from time to time reasonably request.
(h)    Any financial statement required to be furnished pursuant to Section 6.1(a) or Section 6.1(b) shall be deemed to have been furnished on the date on which Lenders receive notice that Borrower has filed such financial statement with the U.S. Securities and Exchange Commission and is available on the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to Administrative Agent and Lenders without charge; provided that Borrower shall give notice of any such filing to Administrative Agent (who shall then give notice of any such filing to Lenders). Notwithstanding the foregoing, Borrower shall deliver paper or electronic copies of any such financial statement to Administrative Agent if Administrative Agent requests Borrower to furnish such paper or electronic copies until written notice to cease delivering such paper or electronic copies is given by Administrative Agent. If any information which is required to be furnished to Lenders under this Section 6.1 is filed by Borrower with a Governmental Authority on an earlier date, then the information required hereunder shall be furnished to Lenders at such earlier date.
6.2    Use of Proceeds. Borrower will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes and to refinance Indebtedness existing on the Effective Date. Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) other than Excluded Margin Stock. Borrower will not request any Loan or Facility LC and Borrower shall not use, and Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan or Facility LC (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (b) in any manner that would result in the violation of any applicable Sanctions.

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6.3    Notice of Material Events. Borrower will, and will cause each Subsidiary to, give notice in writing to Administrative Agent and each Lender, promptly and in any event within two (2) Business Days after an officer of Borrower obtains knowledge thereof, of the occurrence of any of the following:
(a)    Any Default or Event of Default.
(b)    The filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including pursuant to any applicable Environmental Laws) against or affecting Borrower or any Affiliate thereof that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions.
(c)    With respect to a Plan, (i) any failure to pay all required minimum contributions and installments on or before the due dates provided under Section 430(j) of the Code or (ii) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard.
(d)    The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect.
(e)    Any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.
Each notice delivered under this Section 6.3 shall be accompanied by a statement of an officer of Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
6.4    Conduct of Business. Borrower will, and will cause each Subsidiary to, (a) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and any other fields of enterprise that are similar or reasonably related, incidental, ancillary or complementary to, or a reasonable extension, development or expansion of, any of the fields of enterprise in which Borrower and its Subsidiaries are engaged as of the date of this Agreement, except to such extent as would not be material to Borrower and its Subsidiaries, taken as a whole, and (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless, in the good faith judgment of Borrower, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise is in connection with a transaction permitted under Section 6.12 or 6.13 or otherwise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.5    Taxes. Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings, with respect to which adequate reserves have been set aside in accordance with GAAP and which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
6.6    Insurance. Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property, liability insurance and environmental insurance in such amounts, subject to such deductibles and self-insurance retentions and covering such

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Properties and risks as is consistent with sound business practice, and Borrower will furnish to any Lender upon request full information as to the insurance carried. Borrower shall notify Administrative Agent in writing, promptly after any Authorized Officer’s awareness thereof, if (a) any such policy or policies shall be materially altered in a manner adverse to Administrative Agent and/or Lenders or (b) the amount of coverage thereunder shall be reduced.
6.7    Compliance with Laws and Material Contractual Obligations. Borrower will, and will cause each Subsidiary to, (a) comply with (i) all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and Anti-Corruption Laws, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect and (ii) all applicable Sanctions and (b) perform in all material respects its obligations under (i) each agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect and (ii) any Material Indebtedness Agreement.
6.8    Maintenance of Properties. Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
6.9    Books and Records; Inspection. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Borrower will, and will cause each Subsidiary to, permit Administrative Agent and Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Administrative Agent may designate. The cost of the inspection referred to in the preceding sentence shall be for the account of Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be for the account of Borrower.
6.10    Payment of Obligations. Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and (b) Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP. Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any indebtedness, except:
(a)    Indebtedness represented by the Loans and LC Obligations.
(b)    Indebtedness of (i) any Subsidiary owing to Borrower or any Guarantor or (ii) Borrower owing to any Guarantor.
(c)    Indebtedness existing as of the Effective Date and set forth on Schedule 6.11.
(d)    Indebtedness incurred after the Effective Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of Property; provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such Property and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

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(e)    Indebtedness and obligations owing under (i) Cash Management Services and (ii) Swap Obligations entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes.
(f)    Contingent Obligations in respect of Indebtedness of a Loan Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.11.
(g)    Indebtedness under the Existing EFT Commerce Bank Credit Facility so long as the aggregate principal amount outstanding thereunder shall not exceed $10,000,000 at any time.
(h)    Indebtedness of Borrower and its Subsidiaries in an aggregate amount not to exceed $30,000,000.
(i)    In addition to the Indebtedness permitted under clauses (a) through (h) of this Section 6.11, other Indebtedness in an aggregate amount not to exceed $250,000,000; provided that (i) such Indebtedness shall be unsecured, (ii) the terms of such Indebtedness shall not include any maintenance financial covenants, (iii) the maturity date of such Indebtedness shall be no earlier than twelve months following the Facility Termination Date at the time such Indebtedness is incurred and such Indebtedness shall not be subject to amortization payments prior to such date, (iv) the covenants of such Indebtedness are no more restrictive in any material respect than the covenants contained in this Agreement unless otherwise approved by Administrative Agent and (v) for such Indebtedness in excess of $30,000,000, Borrower shall have furnished to Administrative Agent a certificate demonstrating in reasonable detail pro forma compliance with the financial covenants contained in Section 6.22 (prior to and after incurrence of such Indebtedness).
6.12    Merger. Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (a) a Subsidiary may merge, consolidate, liquidate or dissolve into Borrower or a Guarantor (with Borrower or a Guarantor being the survivor thereof, and with Borrower being the survivor of any merger with any Guarantor or Subsidiary), (b) a non-Guarantor Subsidiary may merge, consolidate, liquidate or dissolve into another non-Guarantor Subsidiary, and (c) Borrower or any Subsidiary may merge or consolidate with or into any Person other than Borrower or a Subsidiary in order to effect a Permitted Acquisition (with the survivor of any merger being Borrower [if Borrower is a party to the merger] or any Person that is, or upon consummation of the merger will be, a Subsidiary of Borrower).
6.13    Sale of Assets. Borrower will not, nor will it permit any Subsidiary to, sell, transfer, lease or otherwise dispose of its Property (other than Excluded Margin Stock) to any other Person, except (without duplication):
(a)    Sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business.
(b)    Sale, transfer or other disposition of cash and Cash Equivalents;
(c)    (i) the disposition of Property or assets as a direct result of a Recovery Event or (ii) the sale, transfer, lease or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of Borrower or any of its Subsidiaries, so long as the net proceeds therefrom are used to replace such machinery, parts and equipment or to purchase or otherwise acquire new assets or property of a similar type within 180 days of receipt of the net proceeds;
(d)    Sale, transfer or lease of Property (i) between Loan Parties and (ii) between a Subsidiary that is not a Loan Party and a Loan Party.
(e)    Sale leaseback transactions to the extent permitted pursuant to Section 6.19.
(f)    Termination of any Cash Management Services.
(g)    Sale, transfer or lease of Property not to exceed $50,000,000 in the aggregate in any Fiscal Year (provided that no Default or Event of Default shall exist or shall result therefrom);
With respect to Sections 6.13(a), 6.13(c) and 6.13(g), at least 50% of the consideration received therefor by Borrower or any such Subsidiary is in the form of cash or Cash Equivalents.

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6.14    Investments. Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:
(a)    Investments in and loans or advances to any Loan Party and the ownership of the Capital Stock of Subsidiaries.
(b)    Investments constituting Permitted Acquisitions.
(c)    Ownership, purchase or acquisition of cash and Cash Equivalents.
(d)    Loans and advances to employees (other than any officer or director) of Borrower or its Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding.
(e)    Loans and advances for business purposes to any officer or director of Borrower or its Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding.
(f)    Investments constituting Swap Obligations, if any, that are non-speculative in nature.
(g)    Contingent Obligations to the extent permitted under Section 6.11.
(h)    Investments consisting of extensions of credit, including without limitation, in the nature of advances to suppliers and accounts receivable, arising from the grant of trade credit or prepayments or similar transactions entered into in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and investments by Borrower or any of its Subsidiaries in satisfaction or partial satisfaction thereof from financially troubled account debtors to prevent or limit financial loss.
(i)    Investments in non-cash proceeds received in a transaction permitted under Section 6.13.
(j)    Investment in any other Person, which is not otherwise included in the foregoing clauses (a) through (i), inclusive; provided that the aggregate of such Investments shall not, at any time, exceed 5% of Consolidated Assets determined at such time.
6.15    Acquisitions. Borrower will not, nor will it permit any Subsidiary, to make any Acquisition other than Permitted Acquisitions.
6.16    Liens. Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any of its Subsidiaries (other than Excluded Margin Stock), except for Permitted Liens.
6.17    Affiliates. Borrower will not, and will not permit any Subsidiary to, enter directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than Borrower or another Subsidiary), except (a) pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate, (b) loans and advances to any officer or director to the extent permitted pursuant to Sections 6.14(d) or 6.14(e), (c) the issuance or sale of any Capital Stock of Borrower or the receipt by Borrower of any capital contribution from its shareholders and (d) the payment of customary compensation and fees in the ordinary

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course of business paid to, and indemnity provided on behalf of, officers or directors of Borrower or any Subsidiary.
6.18    Subordinated Indebtedness. Borrower will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness other than as permitted under an accompanying subordination agreement in form and substance satisfactory to Administrative Agent or Required Lenders.
6.19    Sale and Leaseback Transactions. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease or leases obligating any Loan Party to pay more than $10,000,000 in the aggregate in any Fiscal Year, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which Borrower has sold or transferred or is to sell or transfer or (b) which Borrower intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by Borrower in connection with such lease.
6.20    Restricted Actions. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to Borrower on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to Borrower, (c) make loans or advances to Borrower, (d) sell, lease or transfer any of its properties or assets to Borrower, or (e) act as a guarantor and pledge its assets pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Loan Documents, (ii) applicable law , (iii) any instrument or document governing Indebtedness incurred pursuant to (A) Section 6.11(d); provided that such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (B) Section 6.11(h) and 6.11(i) and Contingent Obligations in respect thereof, but in each case only to the extent such encumbrance or restriction excepts the Obligations on terms reasonably acceptable to Administrative Agent, (iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder or (v) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.
6.21    Restricted Payments. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except: (a) to make dividends or distributions payable solely in the same class of Capital Stock of such Person or in options, warrants or other rights to purchase such Capital Stock; (b) to make dividends or other distributions payable to Borrower (directly or indirectly through Subsidiaries) or, with respect to Subsidiaries of Borrower, such Subsidiaries immediate parent entity; (c) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, (i) dividends paid by Borrower on account of any shares of any class of Capital Stock of Borrower and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower; provided, that the aggregate amount paid by Borrower with respect to clauses (i) and (ii) above in any Fiscal Year shall not exceed an aggregate amount equal to $100,000,000; (d) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, to the extent the $100,000,000 basket contained in clause (c) above has been fully utilized for such Fiscal Year, to make additional Restricted Payments in any Fiscal Year so long as the Loan Parties demonstrate to the satisfaction of Administrative Agent that immediately after giving effect to such Restricted Payment the Leverage Ratio

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will be no greater than 3.0 to 1.0 (calculated on a Pro Forma Basis after giving effect to any Indebtedness incurred in connection with such Restricted Payment); (e) Borrower may exchange Capital Stock of Borrower for other Capital Stock of Borrower; and (f) Borrower may make repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with the vesting of Capital Stock or the exercise or exchange of warrants, options or rights to acquire Capital Stock; (g) the payment of cash in lieu of the issuance of fractional shares; (h) distributions to dissenting stockholders, members or partners pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a Permitted Acquisition; and (i) payment of Subordinated Indebtedness permitted by Section 6.18.
6.22    Financial Covenants.
(a)    Interest Coverage Ratio. Borrower will not permit the ratio, determined as of the end of each of its Fiscal Quarters for the then most-recently ended four (4) Fiscal Quarters of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense to be less than 3.5 to 1.0.
(b)    Leverage Ratio. Borrower will not permit the Leverage Ratio, determined as of the end of each of its Fiscal Quarters to be greater than 3.0 to 1.0.
6.23    Further Assurances. As promptly as possible but in any event within thirty (30) days (or such later date as may be agreed by Administrative Agent in its sole discretion) after a Material Domestic Subsidiary is organized or acquired, or any Person becomes a Material Domestic Subsidiary pursuant to the definition thereof, or is designated by Borrower or Administrative Agent as a Material Domestic Subsidiary, Borrower shall provide Administrative Agent with written notice thereof and shall cause each such Subsidiary to deliver to Administrative Agent a joinder to the Guaranty in the form contemplated thereby) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, such Guaranty joinder to be accompanied by an updated Schedule 5.8 designating such Material Domestic Subsidiary as such, appropriate corporate resolutions, other corporate documentation and legal opinions, in each case in form and substance reasonably satisfactory to Administrative Agent and its counsel, and such other documentation as Administrative Agent may reasonably request; provided, however, that only Wholly-Owned Subsidiaries shall be required to become a Guarantor.
6.24    Negative Pledges. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Loan Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to (i) Section 6.11(d); provided that such restriction contained therein relates only to the Property constructed or acquired in connection therewith and (ii) Sections 6.1(h) and 6.1(i), but in each case only to the extent such agreement excepts the Obligations from such prohibition or restriction on terms reasonably acceptable to Administrative Agent; provided, however, to the extent such document or instrument contains no such prohibition or restriction, the approval of Administrative Agent shall not be required, (c) customary restrictions and conditions contained in agreements relating to the sale of assets or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the assets or Subsidiary that is to be sold and such sale is permitted hereunder, and (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the Property subject to such Permitted Lien.

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6.25    OFAC, PATRIOT Act Compliance. Borrower shall, and shall cause each Subsidiary to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide such information and take such actions as are reasonably requested by Administrative Agent or any Lender in order to assist Administrative Agent and Lenders in maintaining compliance with the PATRIOT Act.
ARTICLE VII
EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall constitute an Event of Default (each, an “Event of Default”):
7.1.    Any representation or warranty made or deemed made by or on behalf of Borrower or any of its Subsidiaries to Lenders or Administrative Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date made or confirmed.
7.2.    Nonpayment of (i) principal of any Loan when due or (ii) any Reimbursement Obligation, interest upon any Loan, any commitment fee or LC Fee, or any other obligation under any of the Loan Documents within three (3) Business Days after the same becomes due.
7.3.    The breach by Borrower of any of the terms or provisions of Sections 6.1, 6.2, 6.3, 6.4(a), 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.22, 6.23, 6.24, or 6.25.
7.4.    (a) Any Loan Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 6.4(b) and such failure shall continue unremedied for a period of five (5) Business Days; or (b) any Loan Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Loan Documents (other than as described in Sections 7.1, 7.2, 7.3 or 7.4(b)) and such failure is not cured within thirty (30) days after the earlier of Borrower becoming aware of any such failure or Administrative Agent notifying Borrower of any such breach.
7.5.    Failure of Borrower or any of its Subsidiaries to pay when due any payment (whether of principal, interest or any other amount) in respect of any Material Indebtedness; or the default by Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of Borrower or any of its Subsidiaries shall be declared to be due and payable; or Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6.    Borrower or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, (v) take any corporate, limited liability company or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

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7.7.    Without the application, approval or consent of Borrower or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any of its Material Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against Borrower or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.
7.8.    Any court, government or governmental agency shall without payment of compensation equal to the fair market value of such Property condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of Borrower and its Subsidiaries which, when taken together with all other Property of Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9.    Borrower or any of its Subsidiaries shall fail within thirty (30) days to pay, obtain a stay with respect to, or otherwise discharge one or more (i) judgments or orders for the payment of money (unless otherwise paid in full through an insurance policy) in excess of $30,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Borrower or any of its Subsidiaries to enforce any such judgment.
7.10.    (a) With respect to a Plan, Borrower or an ERISA Affiliate is subject to a Lien pursuant to Section 430(k) of the Code or Section 302(c) of ERISA or Title IV of ERISA other than such Liens as would not be individually or in the aggregate expected to result in a Material Adverse Effect, or (b) an ERISA Event shall have occurred that, in the opinion of Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.
7.11.    Nonpayment by Borrower or any Subsidiary of any Swap Obligation when due or the breach by Borrower or any Subsidiary of any term, provision or condition contained in any Swap Obligation.
7.12.    Any Change in Control shall occur.
7.13. The occurrence of any “default”, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.
7.14. Any Loan Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.
ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1    Acceleration; Remedies.
(a)    If any Event of Default described in Section 7.6 or 7.7 occurs with respect to Borrower, the obligations of Lenders to make Loans hereunder and the obligation and power of LC Issuer to issue Facility LCs shall automatically terminate and the Obligations under this Agreement and the other

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Loan Documents shall immediately become due and payable without any election or action on the part of Administrative Agent, LC Issuer or any Lender and Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations under this Agreement and the other Loan Documents (such difference, the “Collateral Shortfall Amount”). If any other Event of Default occurs, Administrative Agent may, and at the request of Required Lenders shall, (i) terminate or suspend the obligations of Lenders to make Loans hereunder and the obligation and power of LC Issuer to issue Facility LCs, or declare the Obligations under this Agreement and the other Loan Documents to be due and payable, or both, whereupon the Obligations under this Agreement and the other Loan Documents shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives, and (ii) upon notice to Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on Borrower to pay, and Borrower will, forthwith upon such demand and without any further notice or act, pay to Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(b)    If at any time while any Event of Default is continuing, Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, Administrative Agent may make demand on Borrower to pay, and Borrower will, forthwith upon such demand and without any further notice or act, pay to Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.
(c)    Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations under this Agreement and the other Loan Documents and any other amounts as shall from time to time have become due and payable by Borrower to Lenders or LC Issuer under the Loan Documents, as provided in Section 8.2.
(d)    At any time while any Event of Default is continuing, neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations under this Agreement and the other Loan Documents have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by Administrative Agent to Borrower or paid to whomever may be legally entitled thereto at such time.
(e)    If, within thirty (30) days after acceleration of the maturity of the Obligations under this Agreement and the other Loan Documents or termination of the obligations of Lenders to make Loans and the obligation and power of LC Issuer to issue Facility LCs hereunder as a result of any Event of Default (other than any Event of Default as described in Section 7.6 or 7.7 with respect to Borrower) and before any judgment or decree for the payment of the Obligations due under this Agreement and the other Loan Documents shall have been obtained or entered, Required Lenders (in their sole discretion) shall so direct, Administrative Agent shall, by notice to Borrower, rescind and annul such acceleration and/or termination.
(f)    Upon the occurrence and during the continuation of any Event of Default, Administrative Agent may, and at the request of Required Lenders shall, exercise all rights and remedies under the Loan Documents and enforce all other rights and remedies under applicable law.
8.2    Application of Funds. After the exercise of remedies provided for in Section 8.1 (or after the Obligations under this Agreement and the other Loan Documents have automatically become

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immediately due and payable as set forth in the first sentence of Section 8.1(a)), any amounts received by Administrative Agent on account of the Obligations shall be applied by Administrative Agent in the following order:
(a)    first, to payment of fees, indemnities, reasonable, out-of-pocket expenses and other amounts (including reasonable fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;
(b)    second, to payment of fees, indemnities and other amounts (other than principal, interest, LC Fees and commitment fees) payable to Lenders and LC Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and LC Issuer to the extent required by Section 9.6 and amounts payable under Article III);
(c)    third, to payment of accrued and unpaid LC Fees, commitment fees and interest on the Loans and Reimbursement Obligations, ratably among Lenders and LC Issuer in proportion to the respective amounts described in this Section 8.2(c) payable to them;
(d)    fourth, to payment of all Obligations ratably among Lenders;
(e)    fifth, to Administrative Agent for deposit to the Facility LC Collateral Account in an amount equal to the Collateral Shortfall Amount (as defined in Section 8.1(a)), if any; and
(f)    last, the balance, if any, to Borrower or as otherwise required by law;
provided, however, that, notwithstanding anything to the contrary set forth above, Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.2.
8.3    Amendments. Subject to the provisions of this Section 8.3, Required Lenders (or Administrative Agent with the consent in writing of Required Lenders) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to this Agreement or the Guaranty or changing in any manner the rights of Lenders or Borrower hereunder or thereunder or waiving any Default or Event of Default hereunder; provided, however, that no such supplemental agreement shall:
(a)    without the consent of each Lender directly affected thereby, extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto or increase the amount of the Commitment of such Lender hereunder;
(b)    without the consent of all of Lenders, reduce the percentage specified in the definition of Required Lenders.
(c)    without the consent of all of Lenders, amend this Section 8.3; or
(d)    without the consent of all of Lenders, release all or substantially all of the Guarantors of the Obligations.

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No amendment of any provision of this Agreement relating to Administrative Agent shall be effective without the written consent of Administrative Agent, and no amendment of any provision relating to LC Issuer shall be effective without the written consent of LC Issuer. No amendment to any provision of this Agreement relating to Swing Line Lender or any Swing Line Loans shall be effective without the written consent of Swing Line Lender. Administrative Agent may waive payment of the fee required under Section 12.3(c) without obtaining the consent of any other party to this Agreement. Notwithstanding anything to the contrary herein, Administrative Agent may, with the consent of Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency of a technical, administrative or immaterial nature, as determined in good faith by Administrative Agent.
8.4    Preservation of Rights. No delay or omission of Lenders, LC Issuer or Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of an Event of Default or the inability of Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Administrative Agent, LC Issuer and Lenders until the Obligations have been paid in full.
ARTICLE IX
GENERAL PROVISIONS
9.1    Survival of Representations. All representations and warranties of Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.
9.2    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither LC Issuer nor any Lender shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.3    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.4    Entire Agreement. The Loan Documents embody the entire agreement and understanding among Borrower, Administrative Agent, LC Issuer, Swing Line Lender, and Lenders and supersede all prior agreements and understandings among Administrative Agent, LC Issuer, Swing Line Lender, and Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement.
9.5    Several Obligations; Benefits of this Agreement. The respective obligations of Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns; provided, however, that the parties hereto expressly agree that Joint Lead Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

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9.6    Expenses; Indemnification.
(a)    Borrower shall reimburse Administrative Agent and Joint Lead Arrangers upon demand for all reasonable out-of-pocket expenses paid or incurred by Administrative Agent or Joint Lead Arrangers, including, without limitation, filing and recording costs and fees, costs of any environmental review, and consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to Administrative Agent and Joint Lead Arrangers and/or the allocated costs of in-house counsel incurred from time to time, in connection with the due diligence, preparation, administration, negotiation, execution, delivery, syndication, distribution (including, without limitation, via DebtX and any other internet service selected by Administrative Agent), review, amendment, modification, and administration of the Loan Documents (subject to any limits agreed to by Borrower and the Administrative Agent and Joint Lead Arrangers). Borrower also agrees to reimburse Administrative Agent, Joint Lead Arrangers, LC Issuer and Lenders for any reasonable costs, internal charges and out-of-pocket expenses, including consultants’ fees, travel expenses and reasonable fees, charges and disbursements of outside counsel to Administrative Agent, Joint Lead Arrangers, LC Issuer and Lenders (provided, that Borrower shall not be responsible for the reasonable fees and disbursements of more than one counsel to Lenders and any necessary local counsel (limited to one local counsel in each relevant jurisdiction) unless there is an actual or perceived conflict of interest in which case such affected Persons, taken as a whole, may retain one conflicts counsel) and/or the allocated costs of in-house counsel incurred from time to time, paid or incurred by Administrative Agent, Joint Lead Arrangers or LC Issuer in connection with the collection and enforcement of the Loan Documents
(b)    Borrower hereby further agrees to indemnify and hold harmless Administrative Agent, Joint Lead Arrangers, LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees, agents and advisors against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements and settlement costs (including, without limitation, all expenses of litigation or preparation therefor) whether or not Administrative Agent, Joint Lead Arrangers, LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any of its Subsidiaries, or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of Borrower under this Section 9.6 shall survive the termination of this Agreement.
9.7    Numbers of Documents. Upon request of Administrative Agent, Borrower shall furnish Administrative Agent with sufficient counterparts of any statement, notice, closing document or request hereunder so that Administrative Agent may furnish one to each of Lenders.
9.8    Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP in a manner consistent with that used in preparing the financial statements referred to in Section 5.4, except that any calculation or determination which is to be made on a consolidated basis shall be made for Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on Borrower’s audited financial statements; provided, however that, notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (a) any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any of its Subsidiaries at “fair value”, as defined therein or (b) any treatment

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of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Codification Subtopic 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower, Administrative Agent or Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrower shall provide to Administrative Agent and Lenders reconciliation statements showing the difference in such calculation, together with the delivery of monthly, quarterly and annual financial statements required hereunder.
9.9    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10    Nonliability of Lenders. The relationship between Borrower on the one hand and Lenders, LC Issuer and Administrative Agent on the other hand shall be solely that of borrower and lender. Neither Administrative Agent, Joint Lead Arrangers, LC Issuer nor any Lender shall have any fiduciary responsibilities to Borrower. Neither Administrative Agent, Joint Lead Arrangers, LC Issuer nor any Lender undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Borrower agrees that neither Administrative Agent, Joint Lead Arrangers, LC Issuer nor any Lender shall have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. No party hereto shall have any liability with respect to, and each party waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by any other party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby. It is agreed that Joint Lead Arrangers shall, in its capacity as such, have no duties or responsibilities under the Agreement or any other Loan Document. Each Lender acknowledges that it has not relied and will not rely on Joint Lead Arrangers in deciding to enter into the Agreement or any other Loan Document or in taking or not taking any action.
9.11    Confidentiality. Administrative Agent and each Lender agrees to hold any confidential information which it may receive from Borrower in connection with this Agreement in confidence, except for disclosure (a) to its Affiliates and to Administrative Agent and any other Lender and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to Administrative Agent or such Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and shall agree to keep such information confidential), (c) as provided in Section 12.3(e), (d) to regulatory officials, (e) to any Person as required by law, regulation, or legal process, (f) to its direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties provided such parties have been notified of the confidential nature of such information and shall agree to keep such information confidential, (g) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, (h) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, and (x) to the extent such information (1) becomes publicly available other than as a result

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of a breach of this Section 9.11 or (2) becomes available to Administrative Agent, LC Issuer, Swing Line Lender or any other Lender on a non-confidential basis from a source other than Borrower. Without limiting Section 9.4, Borrower agrees that the terms of this Section 9.11 shall set forth the entire agreement between Borrower and Administrative Agent and each Lender with respect to any confidential information previously or hereafter received by Administrative Agent or such Lender in connection with this Agreement, and this Section 9.11 shall supersede any and all prior confidentiality agreements entered into by Administrative Agent or any Lender with respect to such confidential information.
9.12    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Credit Extensions provided for herein.
9.13    Disclosure. Borrower and each Lender hereby acknowledge and agree that U.S. Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with Borrower and its Affiliates.
9.14    PATRIOT ACT Notification. The following notification is provided to Borrower pursuant to Section 326 of the PATRIOT Act:
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act.
ARTICLE X
ADMINISTRATIVE AGENT
10.1    Appointment; Nature of Relationship. U.S. Bank is hereby appointed by each of Lenders as its contractual representative (“Administrative Agent”) hereunder and under each other Loan Document, and each Lender irrevocably authorizes Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that Administrative Agent is merely acting as the contractual representative of Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as Lenders’ contractual representative, Administrative Agent (a) does not hereby assume any fiduciary duties to any of Lenders and (b) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each Lender hereby agrees to assert no claim against Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2    Powers. Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Administrative Agent.
10.3    General Immunity. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to Borrower, Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except

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to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4    No Responsibility for Loans, Recitals, etc. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to Administrative Agent; (d) the existence or possible existence of any Default or Event of Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of Borrower or any guarantor of any of the Obligations or of any of Borrower’s or any such guarantor’s respective Subsidiaries.
10.5    Action on Instructions of Lenders. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders. Lenders hereby acknowledge that Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by Required Lenders. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6    Employment of Administrative Agents and Counsel. Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between Administrative Agent and Lenders and all matters pertaining to Administrative Agent’s duties hereunder and under any other Loan Document.
10.7    Reliance on Documents; Counsel. Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by Administrative Agent, which counsel may be employees of Administrative Agent. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.
10.8    Administrative Agent’s Reimbursement and Indemnification. Lenders agree to reimburse and indemnify Administrative Agent ratably in proportion to their respective Pro Rata Shares (disregarding, for the avoidance of doubt, the exclusion of Defaulting Lenders therein) (a) for any amounts not reimbursed by Borrower for which Administrative Agent is entitled to reimbursement by Borrower under the Loan Documents, (b) for any other expenses incurred by Administrative Agent on behalf of Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents

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(including, without limitation, for any expenses incurred by Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against Administrative Agent in connection with any dispute between Administrative Agent and any Lender or between two or more of Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(d) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9    Notice of Event of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless Administrative Agent has received written notice from a Lender or Borrower referring to this Agreement describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give prompt notice thereof to Lenders; provided that, except as expressly set forth in the Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.
10.10    Rights as a Lender. In the event Administrative Agent is a Lender, Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when Administrative Agent is a Lender, unless the context otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.
10.11    Lender Credit Decision, Legal Representation.
(a)    Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, Joint Lead Arrangers or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, Joint Lead Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Except for any notice, report, document or other information expressly required to be furnished to Lenders by Administrative Agent or Joint Lead Arrangers hereunder, neither Administrative Agent nor Joint Lead Arrangers shall have any duty or responsibility (either initially or on a continuing basis) to provide any Lender with any notice, report, document, credit information or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may

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come into the possession of Administrative Agent or Joint Lead Arrangers (whether or not in their respective capacity as Administrative Agent or Joint Lead Arrangers) or any of their Affiliates.
(b)    Each Lender further acknowledges that it has had the opportunity to be represented by legal counsel in connection with its execution of this Agreement and the other Loan Documents, that it has made its own evaluation of all applicable laws and regulations relating to the transactions contemplated hereby, and that the counsel to Administrative Agent represents only Administrative Agent and not Lenders in connection with this Agreement and the transactions contemplated hereby.
10.12    Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, thirty (30) days after the retiring Administrative Agent gives notice of its intention to resign. Administrative Agent may be removed at any time that it constitutes a Defaulting Lender by written notice received by Administrative Agent from Required Lenders, such removal to be effective on the date specified by Required Lenders. Upon any such resignation or removal, Required Lenders shall have the right to appoint, on behalf of Borrower and Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Required Lenders within fifteen (15) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of Borrower and Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, Administrative Agent may at any time without the consent of Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, Lenders may perform all the duties of Administrative Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to Administrative Agent by merger, or Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.
10.13    Administrative Agent and Joint Lead Arrangers Fees. Borrower agrees to pay to Administrative Agent and Joint Lead Arrangers, for their respective accounts, the fees agreed to by Borrower, Administrative Agent and Joint Lead Arrangers pursuant to the letter agreements dated as of January 14, 2015 between Administrative Agent and Borrower and the letter agreement dated as of January 14, 2015 between Regions Capital Markets, a Division of Regions Bank, SunTrust Robinson Humphrey, Inc. and Borrower (the “Fee Letters”), or as otherwise agreed from time to time.
10.14    Delegation to Affiliates. Borrower and Lenders agree that Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall

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be entitled to the same benefits of the indemnification, waiver and other protective provisions to which Administrative Agent is entitled under Articles IX and X.
10.15    Co-Syndication Agents. Neither any Lender identified in this Agreement as a “co-agent” nor Co-Syndication Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to Administrative Agent in Section 10.11.
10.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by Lenders are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lenders, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) no Lender has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to Borrower or its Affiliates.  To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against each of Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
ARTICLE XI
SETOFF; RATABLE PAYMENTS
11.1    Setoff. In addition to, and without limitation of, any rights of Lenders under applicable law, if Borrower becomes insolvent, however evidenced, or any Event of Default occurs and is continuing, Borrower authorizes each Lender to offset and apply all deposits, credits and deposit accounts (including all account balances, whether provisional or final and whether or not collected or available) of Borrower with such Lender or any Affiliate of such Lender toward the payment of the Obligations then due and owing to such Lender and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or Lenders; provided, that in the event that any Defaulting Lender shall exercise such right of setoff, (a) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, LC Issuer, and Lenders, and (b) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
11.2    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff

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or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral or other protection ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1    Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower and Lenders and their respective successors and assigns permitted hereby, except that (a) Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (b) any assignment by any Lender must be made in compliance with Section 12.3, and (c) any transfer by participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with the terms of this Agreement. The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.
12.2    Participations.
(a)    Permitted Participants; Effect. Any Lender may at any time sell to one or more entities (“Participants”) participating interests in any Outstanding Credit Exposure owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.
(b)    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents; provided that each such Lender may agree in its participation agreement with its Participant that such Lender will not vote to approve any amendment, modification or waiver with respect to any Outstanding

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Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of Lenders pursuant to the terms of Section 8.3 or of any other Loan Document.
(c)    Benefit of Certain Provisions. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5, 9.6 and 9.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that (a) a Participant shall not be entitled to receive any greater payment under Section 3.1 or 3.2 than Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of Borrower, and (b) a Participant shall not be entitled to receive any greater payment under Section 3.5 than Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account (i) except to the extent such entitlement to receive a greater payment results from a change in treaty, law or regulation (or any change in the interpretation or administration thereof by any Governmental Authority) that occurs after the Participant acquired the applicable participation and (ii), in the case of any Participant that would be a Non-U.S. Lender if it were a Lender, such Participant agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender (it being understood that the documentation required under Section 3.5(f) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such Outstanding Credit Exposure, any Note, any Commitment or any other obligations under the Loan Documents is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or if such Participant is seeking compensation under Sections 3.1, 3.2 or 3.5. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
12.3    Assignments.
(a)    Permitted Assignments. Any Lender may at any time assign to one or more Eligible Assignees (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of the Assignment or in such other form reasonably acceptable to Administrative Agent as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Outstanding Credit Exposure of the assigning Lender or (unless each of Borrower and Administrative Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or Outstanding Credit Exposure (if the Commitment has been terminated) subject to the assignment,

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determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment. Borrower may not assign or delegate any of its rights, obligations or duties under this Agreement or the other Loan Documents without the prior written consent of Administrative Agent and Lenders and any such purported assignment or delegation without Administrative Agent’s and Lenders’ prior written consent shall be null and void.
(b)    Consents. The consent of Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund; provided that the consent of Borrower shall not be required if an Event of Default has occurred and is continuing; provided further that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof. The consent of Administrative Agent shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund. The consent of each of LC Issuer and Swing Line Lender shall be required prior to an assignment of a Commitment becoming effective unless the Purchaser is a Lender with a Commitment. Any consent required under this Section 12.3(b) shall not be unreasonably withheld or delayed.
(c)    Effect; Assignment Effective Date. Upon (i) delivery to Administrative Agent of an assignment, together with any consents required by Sections 12.3(a) and 12.3(b), and (ii) payment of a $3,500 fee to Administrative Agent for processing such assignment (unless such fee is waived by Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by Borrower, Lenders or Administrative Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(c), the transferor Lender, Administrative Agent and Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
(d)    Register. Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States of America, a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender, and participations of each Lender in Facility LCs, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available

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for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.
(e)    Dissemination of Information. Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.
ARTICLE XIII
NOTICES
13.1    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the notice addresses set forth in the signature pages attached to this Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to Lenders and LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by Administrative Agent or as otherwise determined by Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or LC Issuer pursuant to Article II if such Lender or LC Issuer, as applicable, has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines; provided that such determination or approval may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto given in the manner set forth in this Section 13.1.
ARTICLE XIV
COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

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14.1    Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by Administrative Agent, and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or in pdf format by e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.
14.2    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any assignment and assumption agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.
ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1    CHOICE OF LAW

THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2    CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

15.3    WAIVER OF JURY TRIAL.

BORROWER, ADMINISTRATIVE AGENT, LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

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Borrower, Lenders, LC Issuer and Administrative Agent have executed this Agreement as of the date first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGES FOLLOW]]

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SIGNATURE PAGE- BORROWER
CREDIT AGREEMENT- February 20, 2015

Borrower:

JACK HENRY & ASSOCIATES, INC.

By:
Name: Kevin Williams
Title: Chief Financial Officer

Address:

663 W. Highway 60
P.O. Box 807
Monett, Missouri 65708-8215
Attention: Kevin Williams
(417) 235-4281 (FAX
With a copy to:
10910 West 87th Street
Lenexa, Kansas 66214
Attention: Robert T. Schendel

(913) 491-1111 (FAX)

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SIGNATURE PAGE- U.S. BANK
CREDIT AGREEMENT- February 20,, 2015

Administrative Agent, LC Issuer and Swing Line Lender:

U.S. BANK NATIONAL ASSOCIATION,

By:
Name: Mark D. Skornia.
Title: Senior Vice President

Address:

One US Bank Plaza (SL-MO-T14E)
7th Street & Washington, Avenue
St. Louis, Missouri 63101
Attention: National Corporate Banking

(314) 418-3859 (FAX)

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SIGNATURE PAGE- REGIONS BANK
CREDIT AGREEMENT- February 20,, 2015

Lender and Co-Syndication Agent:

REGIONS BANK,

By:
Name: Knight D. Kieffer
Title: Vice President

Address:

521 East Morehead Street, Suite 200
Charlotte, NC 28202
Attention: Knight D. Kieffer
knight.kieffer@regions.com

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SIGNATURE PAGE- SUNTRUST BANK
CREDIT AGREEMENT- February 20,, 2015

Lender and Co-Syndication Agent:

SUNTRUST BANK,

By:
Name: Lisa Garling
Title: Director- Portfolio Management

Address:

3333 Peachtree Road
Atlanta, Georgia 30326
Attention: ____________

(___) ________ (FAX)

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SIGNATURE PAGE- ARVEST BANK
CREDIT AGREEMENT- February 20,, 2015

Lender:

ARVEST BANK

By:
Name: Doug Doll
Title: President/CEO

Address:

425 W. Central Avenue
Carthage, Missouri 64836
Attention: Patrick Scott

(417) 237-8575 (FAX)

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SIGNATURE PAGE- COMERICA BANK
CREDIT AGREEMENT- February 20,, 2015

Lender:

COMERICA BANK

By:
Name: Mark Leveille
Title: Vice President

Address:

3551 Hamlin Road
Auburn Hills, Michigan 48236
Attention: Mark Leveille

(248) 371-6617 (FAX)

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SIGNATURE PAGE- COMMERCE BANK
CREDIT AGREEMENT- February 20,, 2015

Lender:

COMMERCE BANK

By:
Name: Joe McCaddon
Title: Senior Vice President

Address:

1000 Walnut Street BB17-1
Kansas City, Missouri 64106
Attention: Joe McCaddon

(816) 234-7290 (FAX)

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SIGNATURE PAGE- FIFTH THIRD BANK
CREDIT AGREEMENT- February 20,, 2015

Lender:

FIFTH THIRD BANK

By:
Name: Hideo Core
Title: Vice President

Address:

38 Fountain Square Plaza
Cincinnati, Ohio 45263
Attention: Hideo Core

(513) 534-3595 (FAX)

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SIGNATURE PAGE- UMB BANK N.A.
CREDIT AGREEMENT- February 20,, 2015

Lender:

UMB BANK N.A.

By:
Name: Martin Nay
Title: Senior Vice President

Address:

1010 Grand Boulevard
Kansas City, Missouri 64106
Attention: ____________

(816) 860-7143 (FAX

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Schedule 2.1

Commitments

Lender                    Commitment        Percentage of Aggregate Commitment

U.S. Bank National Association    $64,000,000        21.333333333333%

Regions Bank                $63.000,000        21.000000000001%

SunTrust Bank            $63.000,000        21.000000000001%

Arvest Bank                $25,000,000        8.333333333333%

Comerica Bank            $25,000,000        8.333333333333%

Commerce Bank            $25,000,000        8.333333333333%

Fifth Third Bank            $25,000,000        8.333333333333%

UMB Bank n.a.            $10,000,000        3.333333333333%

Total                    $300,000,000        100%

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Schedule 2.8

Authorized Officers

John "Jack" F. Prim, Chairman and Chief Executive Officer

David B. Foss, President

Kevin D. Williams, Chief Financial Officer and Treasurer

Renee A. Swearingen, Assistant Treasurer

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Schedule 5.8

Subsidiaries

Name	State/Country of Incorporation	Percentage Ownership

AudioTel Corporation	Texas	100%

Banno, LLC (fka Tactical 8 Technologies, LLC)	Iowa	100%

Check Collect, Inc.	Texas	100%

Gladiator Technology Services Inc.	Georgia	100%

Goldleaf Enterprise Payments, Inc.	Georgia	100%

Goldleaf Financial Solutions, Inc.	Tennessee	100%

Goldleaf Insurance, LLC	Tennessee	100%

Goldleaf Leasing, LLC	Tennessee	100%

Goldleaf Technologies, LLC	Delaware	100%

iPay Technologies Holding Company, LLC	Delaware	100%

iPay Technologies, LLC	Kentucky	100%

Jack Henry International, Ltd.	U.S. Virgin Islands	100%

Jack Henry Services, Inc.	Texas	100%

Jack Henry Software/CommLink, Inc.	Texas	100%

JHA Payment Processing Solutions, Inc. (fka Pemco Technology Services, Inc. ("PTSI"))	Washington	100%

JHA Fleet, Inc.	Missouri	100%

JHA Money Center, Inc.	Missouri	100%

Profitstars, LLC	Missouri	100%

Symitar Systems, Inc.	California	100%

Towne Services, Inc.	Georgia	100%

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Schedule 5.14

Properties

None

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Schedule 6.11

Indebtedness

Capital lease obligations with IBM Credit LLC totaling approximately $8,800,000.

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Schedule 6.14

Investments

None

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Schedule 6.16

Liens

	DEBTOR	SECURED PARTY	FILE #	FILE DATE	JURISDICTION
1.	Jack Henry & Associates, Inc.	CISCO SYSTEMS CAPITAL CORPORATION	60407759	02/02/2006	Delaware Secretary of State
2.	Jack Henry & Associates, Inc.		2011 0274012	01/25/2011	Delaware Secretary of State
3.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 1705056	05/14/2010	Delaware Secretary of State
4.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 1743339	05/18/2010	Delaware Secretary of State
5.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 1799067	05/21/2010	Delaware Secretary of State
6.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 1822927	05/24/2010	Delaware Secretary of State
7.	Jack Henry & Associates, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	2010 1953144	06/04/2010	Delaware Secretary of State
8.	Jack Henry & Associates, Inc.		2014 5117635	12/16/2014	Delaware Secretary of State
9.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2314734	07/01/2010	Delaware Secretary of State
10.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2332298	07/05/2010	Delaware Secretary of State
11.	Jack Henry & Associates, Inc.	IKON FINANCIAL SVCS	2010 2647570	07/30/2010	Delaware Secretary of State
12.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2677296	08/02/2010	Delaware Secretary of State
13.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2770018	08/09/2010	Delaware Secretary of State
14.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2790446	08/10/2010	Delaware Secretary of State
15.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 2808602	08/11/2010	Delaware Secretary of State
16.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3069386	09/01/2010	Delaware Secretary of State
17.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3082652	09/02/2010	Delaware Secretary of State
18.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3111873	09/07/2010	Delaware Secretary of State
19.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3146739	09/09/2010	Delaware Secretary of State
20.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3202490	09/14/2010	Delaware Secretary of State
21.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3220179	09/15/2010	Delaware Secretary of State
22.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3237686	09/16/2010	Delaware Secretary of State
23.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3257866	09/17/2010	Delaware Secretary of State
24.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 3328105	09/23/2010	Delaware Secretary of State
25.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2010 3690983	10/21/2010	Delaware Secretary of State

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	DEBTOR	SECURED PARTY	FILE #	FILE DATE	JURISDICTION
26.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2010 3705385	10/22/2010	Delaware Secretary of State
27.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4131987	11/23/2010	Delaware Secretary of State
28.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4150920	11/24/2010	Delaware Secretary of State
29.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4167106	11/29/2010	Delaware Secretary of State
30.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4183574	11/30/2010	Delaware Secretary of State
31.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4183624	11/30/2010	Delaware Secretary of State
32.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4216564	12/02/2010	Delaware Secretary of State
33.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2010 4216606	12/02/2010	Delaware Secretary of State
34.	Jack Henry & Associates, Inc.	Production Mail Solutions Financing	2010 4489757	12/20/2010	Delaware Secretary of State
35.	Jack Henry & Associates, Inc.	Production Mail Solutions Financing	2010 4636431	12/30/2010	Delaware Secretary of State
36.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 0000268	01/01/2011	Delaware Secretary of State
37.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 0025869	01/04/2011	Delaware Secretary of State
38.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 0234065	01/21/2011	Delaware Secretary of State
39.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 0261282	01/24/2011	Delaware Secretary of State
40.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 0324007	01/27/2011	Delaware Secretary of State
41.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2011 0858707	03/08/2011	Delaware Secretary of State
42.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 1220782	04/01/2011	Delaware Secretary of State
43.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 1238958	04/04/2011	Delaware Secretary of State
44.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 2969742	08/01/2011	Delaware Secretary of State
45.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 3005207	08/03/2011	Delaware Secretary of State
46.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 3045856	08/05/2011	Delaware Secretary of State
47.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 3767970	09/30/2011	Delaware Secretary of State
48.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2011 4511815	11/23/2011	Delaware Secretary of State
49.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 0001091	01/02/2012	Delaware Secretary of State
50.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 0234460	01/19/2012	Delaware Secretary of State
51.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2012 0542862	02/10/2012	Delaware Secretary of State
52.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 0783938	02/29/2012	Delaware Secretary of State
53.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 1268921	04/02/2012	Delaware Secretary of State
54.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 2129767	06/04/2012	Delaware Secretary of State

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	DEBTOR	SECURED PARTY	FILE #	FILE DATE	JURISDICTION
55.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 2155564	06/05/2012	Delaware Secretary of State
56.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 2338384	06/18/2012	Delaware Secretary of State
57.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 3740703	09/27/2012	Delaware Secretary of State
58.	Jack Henry & Associates, Inc.	Production Mail Solutions Financing	2012 3741917	09/28/2012	Delaware Secretary of State
59.	Jack Henry & Associates, Inc.	Production Mail Solutions Financing	2012 3742295	09/28/2012	Delaware Secretary of State
60.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 3761535	09/28/2012	Delaware Secretary of State
61.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2012 4171619	10/30/2012	Delaware Secretary of State
62.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2012 4611804	11/30/2012	Delaware Secretary of State
63.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2012 4957793	12/19/2012	Delaware Secretary of State
64.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0042219	01/03/2013	Delaware Secretary of State
65.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0077454	01/07/2013	Delaware Secretary of State
66.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0637505	02/19/2013	Delaware Secretary of State
67.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0669052	02/20/2013	Delaware Secretary of State
68.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0695909	02/21/2013	Delaware Secretary of State
69.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0716721	02/22/2013	Delaware Secretary of State
70.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0796137	02/28/2013	Delaware Secretary of State
71.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 0813569	03/01/2013	Delaware Secretary of State
72.	Jack Henry & Associates, Inc.	Konica Minolta Premier Finance	2013 1057257	03/20/2013	Delaware Secretary of State
73.	Jack Henry & Associates, Inc.	Ikon Financial SVCS	2013 1203786	03/29/2013	Delaware Secretary of State
74.	Jack Henry & Associates, Inc.	Production Mail Solutions Financing	2013 1266700	04/03/2013	Delaware Secretary of State
75.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 1532564	04/22/2013	Delaware Secretary of State
76.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 1790998	05/09/2013	Delaware Secretary of State
77.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 1808733	05/10/2013	Delaware Secretary of State
78.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 1828376	05/13/2013	Delaware Secretary of State
79.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 2022318	05/28/2013	Delaware Secretary of State
80.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 2583277	07/03/2013	Delaware Secretary of State
81.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 3820173	10/01/2013	Delaware Secretary of State
82.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 3839710	10/01/2013	Delaware Secretary of State
83.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 3874386	10/02/2013	Delaware Secretary of State

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	DEBTOR	SECURED PARTY	FILE #	FILE DATE	JURISDICTION
84.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 3902773	10/04/2013	Delaware Secretary of State
85.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 4146719	10/22/2013	Delaware Secretary of State
86.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 4308327	11/01/2013	Delaware Secretary of State
87.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2013 5032983	12/19/2013	Delaware Secretary of State
88.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 0341628	01/27/2014	Delaware Secretary of State
89.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 0359224	01/28/2014	Delaware Secretary of State
90.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 1227164	03/28/2014	Delaware Secretary of State
91.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 1258979	03/31/2014	Delaware Secretary of State
92.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 3875168	09/26/2014	Delaware Secretary of State
93.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 4296299	10/24/2014	Delaware Secretary of State
94.	Jack Henry & Associates, Inc.	IBM CREDIT LLC	2014 4461026	11/05/2014	Delaware Secretary of State
95.	[TO BE RELEASED] Goldleaf Financial Solutions, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	310-033363	06/04/2010	Tennessee Secretary of State
			422556074	12/16/2014
96.	[TO BE RELEASED] Symitar Systems, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	10-7234116388	06/04/2010	California Secretary of State
			14-74406955	12/16/2014
97.	[TO BE RELEASED] Jack Henry Services, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	10-0016045219	06/04/2010	Texas Secretary of State
98.	[TO BE RELEASED] Jack Henry Software/Commlink, Inc.	Wells Fargo Bank, National Association, as Administrative Agent	10-0016045330	06/04/2010	Texas Secretary of State
99.	[TO BE RELEASED] iPay Technologies Holding Company, LLC	Wells Fargo Bank, National Association, as Administrative Agent	2010 1952526	06/04/2010	Delaware Secretary of State

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Exhibit A

Form of Compliance Certificate

February __, 2015

U.S. Bank National Association
One US Bank Plaza (SL-MO-T14E)
7th Street & Washington, Avenue
St. Louis, Missouri 63101
Attention: National Corporate Banking

Lenders from time to time party to the
Credit Agreement referred to below

Reference is hereby made to the Credit Agreement dated as of February 20, 2015, by and among Jack Henry & Associates, Inc., Inc. (“Borrower”), Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swing Line Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Credit Agreement”; all capitalized terms used and not otherwise defined in this Compliance Certificate [this “Certificate”] shall have the respective meanings ascribed to them in the Credit Agreement). Borrower hereby certifies to Administrative Agent, LC Issuer, Swing Line Lender and Lenders that as of the date hereof:

(a)    all of the representations and warranties made by Borrower in the Credit Agreement and/or in any other Loan Document are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date of this Certificate, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date of this Certificate, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date (and for purposes of this certification, the representations and warranties made by Borrower in Section 5.4 of the Credit Agreement shall be deemed to refer to the most recent financial statements of Borrower delivered to Administrative Agent, LC Issuer, Swing Line Lender and Lenders pursuant to Section 6.1 of the Credit Agreement):

(b)    except as set forth below, no Default or Event of Default under or within the meaning of the Credit Agreement has occurred and is continuing:

Exceptions:                                                                                                                                                                ;

(c)    the Financials of Borrower and its Subsidiaries delivered to you with this letter fairly present the financial condition and results of operations in all material respects and have been prepared in

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accordance with GAAP (subject, in the case of any interim financial statements, to normal year-end adjustments and absence of footnote disclosures); and

(d)    Schedule 1 to this Certificate is a determination of Borrower’s compliance with the financial covenants set forth in Section 6.22 of the Credit Agreement, in each case calculated in accordance with the Credit Agreement.

Very truly yours,

JACK HENRY & ASSOCIATES, INC.

By:
Name:
Title:

6090356
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Schedule 1

Financial Covenant Information
as of ______, 201__,

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Exhibit B

Form of Assignment
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (“Assignor”) and [Insert name of Assignee] (“Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swing line loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment, without representation or warranty by Assignor.

1.	Assignor:	[ ]

2.	Assignee:	[ ][and is an Affiliate/ Approved Fund of [identify Lender][1]

3.	Borrower(s):	[ ]

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4.	Administrative Agent:	U.S. Bank National Association

5.	Credit Agreement:
The $300,000.000 Credit Agreement dated as of February 20, 2015 among Jack Henry & Associates, Inc., Borrower, Lenders party thereto, U.S. Bank National Association, as Administrative Agent, and the other agents party thereto.

6.	Assigned Interest:

		Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans

		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%
		$[____________]	$[____________]	[_______]%

7.	Trade Date:	[______________________]

Effective Date: [______, 201__] [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment are hereby agreed to:

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Assignor:
[NAME OF ASSIGNOR]

By:_________________________________
Title:

Assignee:
[NAME OF ASSIGNEE]

By:_________________________________
Title:

[Consented to and] Accepted:

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent

By:____________________________
Title:

[Consented to:]

[NAME OF RELEVANT PARTY]

By:____________________________
Title:

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Annex 1

Terms and Conditions of Assignment

1.    Representations and Warranties.
1.1    Assignor. Assignor represents and warrants that (a) it is the legal and beneficial owner of the Assigned Interest, (b) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (c) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the Property, books or records of Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.
1.2.    Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s non-performance of the obligations assumed under this Assignment, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment is any documentation required to be delivered by Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by Assignee and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. Assignee shall pay Assignor, on the Effective Date, the amount agreed to by Assignor and Assignee. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which have accrued from and after the Effective Date.

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3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

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Exhibit C

Form of Borrowing Notice

[Date]

U.S. Bank National Association
800 Nicollet Mall, 3rd Floor
Minneapolis, Minnesota 55402
Attention: Agency Services

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of February 20, 2015, by and among Jack Henry & Associates, Inc., Inc. (“Borrower”), Lenders from time to time party thereto and U.S. Bank National Association, as Administrative Agent, LC Issuer and Swing Line Lender, as the same may from time to time be amended, modified, extended, renewed or restated (the “Credit Agreement”; all capitalized terms used and not otherwise defined in this Borrowing Notice shall have the respective meanings ascribed to them in the Credit Agreement).

Notice of Advance (Section 2.8) :

Borrower requests an Advance pursuant to Section 2.8 of the Credit Agreement, as described below:

Aggregate principal amount: $______

Borrowing Date: ______, 201__

Base Rate Advance or

Eurocurrency Advance with an Interest Period of

one two three or six months.

Notice of Swing Line Loan (Section 2.4(b) :

Borrower requests a Swing Line Loan pursuant to Section 2.4(b) of the Credit Agreement as described below:

Amount of Swing Line Loan: $______ (at least $100,000)

Borrowing Date: ______, 201__

Base Rate Advance or

Daily Eurocurrency Loan

Notice of Continuance/Conversion (Section 2.9):

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Borrower requests to continue or convert the interest rate portion of its Revolving Loans pursuant to Section 2.9 of the Credit Agreement as described below:

Continue or convert:

Base Rate Advance

Eurocurrency Advance or

Amount to be continued/converted: $______

Date of continuance/conversion: ______, 201__

Continue such Eurocurrency Advance on the last day of its current Interest Period as a Eurocurrency Advance of the same type with an Interest Period of:

one two three or six months

Convert such Eurocurrency Advance to a Base Rate Advance as of the last day of the current Interest Period for such Eurocurrency Advance.

Convert such Base Rate Advance to a Eurocurrency Advance with an Interest Period of:

one two three or six months

Borrower hereby certifies to Administrative Agent, Swing Line Lender and Lenders that (a) the representations and warranties contained in Article V of the Credit Agreement are (i) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (ii) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date; and (b) at the time of and immediately after giving effect to the Advance, Swing Line Loan, continuation and/or conversion described above, no Default or Event of Default shall have occurred and be continuing.

Very truly yours,

JACK HENRY & ASSOCIATES, INC.

By:
Name:
Title:

6090356
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Exhibit D

Form of Note

REVOLVING CREDIT NOTE

[$______]                                            [______, 20__]

JACK HENRY & ASSOCIATES, INC., a Delaware corporation (“Borrower”), promises to pay to the order of [________________________] (“Lender”) the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to Section 2.1(a) of the Agreement (as hereinafter defined), in immediately available funds at the applicable office of U.S. Bank National Association, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Revolving Credit Note (this “Note”) is one of the Revolving Credit Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of February 20, 2015 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”; capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement), among Borrower, Lenders party thereto, including Lender, LC Issuer and U.S. Bank National Association, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof.
In the event of default hereunder, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. Borrower waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.
THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

Borrower:

JACK HENRY & ASSOCIATES, INC.

By:
Name:
Title:

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SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
REVOLVING CREDIT NOTE OF [_________________] DATED [______, 201__]

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

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